UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
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CLINICAL DATA, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
PROPOSAL 1
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
PROPOSAL 2
PROPOSAL 3
Annex A

CLINICAL DATA, INC.
One Gateway Center, Suite 702
Newton, Massachusetts
(617) 527-9933
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held September 21, 2006
     The 2006 Annual Meeting of Stockholders of Clinical Data, Inc., a Delaware corporation (“Clinical Data”), will be held at the offices of McDermott Will & Emery LLP, 28 State Street, 34th Floor, Boston, Massachusetts, at 10 a.m. on September 21, 2006, for the following purposes:
1.	To elect six members of the Board of Directors to hold office until the next annual meeting of stockholders or until their respective successors have been elected and qualified.

2.	To amend Clinical Data’s 2005 Equity Incentive Plan (the “Plan”) by (a) increasing the aggregate number of shares issuable pursuant to the Plan from 1,000,000 shares to 2,000,000 shares and (b) increasing the maximum number of shares that may be granted pursuant to awards under the Plan to any participant in any tax year from 150,000 shares to 500,000 shares.

3.	To ratify the appointment of Deloitte & Touche LLP as Clinical Data’s independent registered public accounting firm for the fiscal year ending March 31, 2007.

4.	To transact any other business that may properly come before the meeting or any adjournment of the meeting.
     Only stockholders of record at the close of business on July 27, 2006 will be entitled to vote at the meeting or any adjournment of the meeting.
     It is important that your shares be represented at the meeting. Therefore, whether or not you plan to attend the meeting, please complete your proxy and return it in the enclosed envelope, which requires no postage if mailed in the United States. If you attend the meeting and wish to vote in person, your proxy will not be used.

By order of the Board of Directors, Andrew J. Fromkin President and Chief Executive Officer
August 4, 2006

CLINICAL DATA, INC.

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD
September 21, 2006

     Our Board of Directors is soliciting your proxy with the enclosed proxy card for use at our 2006 Annual Meeting of Stockholders to be held at the offices of McDermott Will & Emery LLP, 28 State Street, 34th Floor, Boston, Massachusetts at 10 a.m. on September 21, 2006, and at any adjournments of the meeting. The approximate date on which this proxy statement and accompanying proxy are first being sent or given to stockholders is August 4, 2006.
General Information About Voting
     Who can vote. You will be entitled to vote your shares of Clinical Data common stock and/or series A preferred stock, as applicable, at the annual meeting if you were a stockholder of record at the close of business on July 27, 2006. As of that date, 9,568,058 shares of common stock were outstanding. You are entitled to one vote for each share of common stock that you held at that date. With respect to the series A preferred stock of Clinical Data currently outstanding, the holders of the series A preferred stock are entitled to one vote per share of series A preferred stock they hold, on an “as-if converted to common stock” basis.
     How to vote your shares. You can vote your shares either by attending the annual meeting and voting in person or by voting by proxy. If you choose to vote by proxy, please complete, sign, date and return the enclosed proxy card. The proxies named in the enclosed proxy card will vote your shares as you have instructed. If you sign and return the proxy card without indicating how you wish your shares to be voted, the proxies will vote your shares in favor of the proposals contained in this proxy statement, as recommended by our Board of Directors. Even if you plan to attend the meeting, please complete and mail your proxy card to ensure that your shares are represented at the meeting. If you attend the meeting, you can still revoke your proxy by voting in person.
     How you may revoke your proxy. You may revoke the authority granted by your executed proxy at any time before its exercise by filing with Clinical Data, Attention: Caesar J. Belbel, Chief Legal Officer and Secretary, a written revocation or a duly executed proxy bearing a later date, or by voting in person at the meeting.
     Quorum. A quorum of stockholders is required in order to transact business at the annual meeting. A majority of the outstanding shares of common stock entitled to vote must be present at the meeting, represented either in person or by proxy, to constitute a quorum for the transaction of business. If your shares are held in a brokerage account, you must make arrangements with your broker or bank to vote your shares in person or to revoke your proxy.
     Abstentions and broker non-votes. “Broker non-votes” are proxies submitted by brokers that do not indicate a vote for one or more proposals because the brokers do not have discretionary voting authority and have not received instructions from the beneficial owners on how to vote on these proposals. Abstentions and broker non-votes will be considered present for purposes of determining a quorum for a matter.
     Householding of Annual Meeting Materials. Some banks, brokers and other nominee record holders may be “householding” our proxy statements and annual reports. This means that only one copy of our proxy statement and annual report to stockholders may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you call or write us at our principal executive offices, One Gateway Center, Suite 702, Newton, Massachusetts 02458, Attn: Investor Relations, telephone: (617) 527-9933. If you want to receive separate copies of the proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and telephone number.

Share Ownership
     The following table and footnotes set forth certain information regarding the beneficial ownership of our common stock as of July 14, 2006 by (i) persons known by us to be beneficial owners of more than 5% of our common stock, (ii) our current executive officers and our named executive officers, (iii) our directors and nominees for directors and (iv) all our current executive officers and directors as a group.

	Shares of Common
Name and Address	Stock and Nature of		Percent of
of Beneficial Owner	Beneficial Ownership		Common Stock
5% Stockholders Third Security, LLC and affiliates	3,699,412	(1)	38.6%
The Governor Tyler 1881 Grove Avenue Radford, VA 24141

Israel M. Stein, M.D.	555,528	(2)	5.8%
c/o Clinical Data, Inc. One Gateway Center, Suite 702 Newton, MA 02458

Ritchie Multi-Strategy Global Trading, Ltd.	552,741	(3)	5.6%
2100 Enterprise Avenue Geneva, IL 60134

Executive Officers and Directors (4)
Israel M. Stein, M.D.	555,528	(2)	5.8%
Randal J. Kirk	3,699,412	(1)	38.6%
Arthur B. Malman	39,125	(5)	*
Larry D. Horner	72,061	(6)	*
Burton E. Sobel, M.D.	5,000	(7)	*
Kevin L. Rakin	190,080	(8)	*
Joseph Klein, III	13,706	(9)	*
Mark D. Shooman	17,000		*
Andrew J. Fromkin	85,168	(10)	*
Caesar J. Belbel	65,500	(11)	*
Garth G. Gardner	4,648	(12)	*
All Directors and Executive Officers as a Group (9 persons)	4,725,580	(13)	49.2%

*	Indicates ownership of less than 1%

(1)	Includes 1,056,191 shares owned by Mr. Kirk; 508,750 shares owned by Kirkfield, LLC; 680,683 shares owned by RJK, LLC; 38,843 shares owned by Zhong Mei, LLC; 651,666 shares owned by New River Management, II, LP; 180,014 shares owned by New River Management, III, LP; 153,353 shares owned by Radford Investment LP; and 429,912 shares owned by Third Security Staff 2001 LLC. Mr. Kirk is deemed to have beneficial ownership of all shares owned by Kirkfield, LLC, RJK, LLC, Zhong Mei, LLC, New River Management, II, LP, New River Management, III, LP, Radford Investment LP and Third Security Staff 2001, LLC.

(2)	Includes 84,793 shares held in joint tenancy with Dr. Stein’s wife as to which Dr. Stein disclaims beneficial ownership. Also includes 70,000 shares issuable upon the exercise of stock options exercisable within 60 days after July 14, 2006.

(3)	Includes 234,070 shares of common stock issuable upon the conversion of series A preferred stock and 16,997 shares issuable upon the exercise of warrants for shares of common stock.

(4)	The address of each of the directors, named executive officers and executive officers is: c/o Clinical Data, Inc., One Gateway Center, Suite 702, Newton, MA 02458

(5)	Includes 24,000 shares issuable upon the exercise of stock options exercisable within 60 days after July 14, 2006 and 2,500 shares issuable upon the exercise of warrants for shares of common stock.

(6)	Includes 14,218 shares held by Mr. Horner’s wife as to which Mr. Horner disclaims beneficial ownership. Also includes 29,000 shares issuable upon the exercise of stock options exercisable within 60 days after July 14, 2006 and 5,000 shares issuable upon the exercise of warrants for shares of common stock by Mr. Horner and 2,500 shares issuable upon the exercise of warrants for shares of common stock by Mr. Horner’s wife.

(7)	Consists of 5,000 shares issuable upon the exercise of stock options exercisable within 60 days after July 14, 2006.

(8)	Includes 135,647 shares issuable upon the exercise of stock options exercisable within 60 days after July 14, 2006 and 1,250 shares issuable upon the exercise of warrants for shares of common stock.

(9)	Includes 994 shares issuable upon the exercise of stock options exercisable within 60 days after July 14, 2006 and 1,650 shares issuable upon the exercise of warrants for shares of common stock.

(10)	Consists of 85,168 shares issuable upon the exercise of stock options exercisable within 60 days after July 14, 2006.

(11)	Consists of 65,500 shares issuable upon the exercise of stock options exercisable within 60 days after July 14, 2006.

(12)	Consists of 3,334 shares issuable upon the exercise of stock options exercisable within 60 days after July 14, 2006.

(13)	See footnotes (1), (2) and (5) through (11).
Section 16(a) Beneficial Ownership Reporting Compliance
     Our executive officers and directors and persons who own beneficially more than ten percent of our equity securities are required under Section 16(a) of the Securities Exchange Act of 1934 to file reports of ownership and changes in their ownership of our securities with the Securities and Exchange Commission. They must also furnish copies of these reports to us. Based solely on a review of the copies of reports furnished to us and written representations that no other reports were required, we believe that for the fiscal year ended March 31, 2006 our executive officers, directors and ten percent beneficial owners complied with all applicable Section 16(a) filing requirements, except that Forms 3 were filed late on behalf of each of Joseph Klein, III, and Kevin L. Rakin, two of our directors.
PROPOSAL 1
ELECTION OF DIRECTORS
     The Nominating and Governance Committee recommended, and the Board of Directors nominated, Randal J. Kirk, Andrew J. Fromkin, Larry D. Horner, Arthur B. Malman, Burton E. Sobel, M.D. and Kevin L. Rakin as nominees for election at the annual meeting. At the annual meeting, six (6) directors will be elected to the Board of Directors for the coming year with terms expiring at the 2007 annual meeting of stockholders and the resulting vacancy will be eliminated by the Board of Directors pursuant to our bylaws.
     Except as set forth below, unless otherwise instructed, the persons appointed in the accompanying form of proxy will vote the proxies received by them for the nominees named below, who are all presently directors of Clinical Data, except for Andrew J. Fromkin. In the event that any nominee becomes unavailable, the proxy holders will vote in their discretion for a substitute nominee. The term of office of each person elected as a director will continue until the next annual meeting or until a successor has been elected and qualified.
Votes Required
     Directors will be elected by a plurality of the votes cast by the stockholders entitled to vote on this proposal at the meeting. Abstentions, broker non-votes and votes withheld will not be treated as votes cast for this purpose and, therefore, will not affect the outcome of the election.
Nominees for Director
     The following table contains certain information as of July 25, 2006 about the nominees for director.

	Business Experience During Past Five Years	Director
Name and Age	and Other Directorships	Since
Randal J. Kirk Age: 52	Randal J. Kirk has been a director of Clinical Data since 2002 and Chairman of the Board of Directors since December 2004. Additionally, Mr. Kirk has served as a director of New River Pharmaceuticals Inc., a publicly-traded specialty pharmaceutical company focused on developing novel pharmaceuticals and improved versions of widely-prescribed drugs, since August 1996, as Chairman of its Board since 1996, and as its President and Chief Executive Officer since October 2001. Mr. Kirk has over 20 years of experience in the healthcare industry. Mr. Kirk began his professional career in the private practice of law. Mr. Kirk co-founded General Injectables & Vaccines, Inc., a pharmaceutical distributor (GIV), in 1983 and served as Chairman of the Board of GIV prior to the sale of that company in 1998. Previously, Mr. Kirk served as a member of the Board of Directors of Scios, Inc. (previously traded on Nasdaq prior to its acquisition by Johnson & Johnson) between February 2000 and May 2002. He has served on the Board of Directors of Harvest Pharmaceuticals Inc., a pharmaceutical company and an affiliate of New River, since December 2002, and on the Virginia Bioinformatics Institute Policy Advisory Board since March 2004. Mr. Kirk also currently serves in a number of additional capacities with the following entities, each of which is an affiliate of New River: Senior Managing Director of Third Security, LLC, an investment management firm founded by Mr. Kirk, since 1999; Chairman of Biological & Popular Culture LLC, an automated proactive notification software and service company, since September 2002; and member of the Board of Directors of Howe and Rusling, Inc., a registered investment advisory firm, since December 2001. Mr. Kirk has also served on the Board of Visitors of Radford University since July 2003 and on the Board of Directors of the Radford University Foundation, Inc. since September 1998. Mr. Kirk received a B.A. in Business from Radford University and a J.D. from the University of Virginia.	2002

Andrew J. Fromkin Age: 40	Andrew J. Fromkin joined Clinical Data on October 12, 2005, as our Executive Vice President and Chief Marketing Officer, and was elected President and Chief Executive Officer on May 12, 2006. Mr. Fromkin has more than 17 years of senior leadership experience in the health care industry in the areas of corporate development, strategic planning, and sales and marketing management. He was most recently president and CEO of DoctorQuality, Inc., a leading provider of patient safety products and information services that was acquired by Quantros.Inc. Prior to that, Mr. Fromkin held several senior management roles at emerging healthcare companies, including executive appointments as President and Chief Executive Officer of Endo Surgical Devices, Inc., where his achievements included developing a line of innovative surgical devices, securing funding for the company, and guiding the company to its first FDA approval. Mr. Fromkin also was Vice President, Business Development and before that, Vice President, Sales for Merck-Medco Managed Care, LLC, a wholly owned subsidiary of Merck & Co., Inc. In all of these roles, Mr. Fromkin successfully developed and negotiated complex transactions including major account sales, strategic alliances, joint ventures and acquisitions. Mr. Fromkin began his career in healthcare at Health Information Technologies.	—

Larry D. Horner Age: 72	Larry D. Horner has been a director of Clinical Data since 2002. Mr. Horner has also served as a member of the Board of Directors of New	2002

	Business Experience During Past Five Years	Director
Name and Age	and Other Directorships	Since
	River Pharmaceuticals Inc., a publicly-traded specialty pharmaceutical company focused on developing novel pharmaceuticals and improved versions of widely-prescribed drugs, since 1999. From 1994 to 2001, Mr. Horner served as Chairman of the Board of Pacific USA Holdings Corporation, a holding company of companies in real estate and financial services. From 1997 to 2001, Mr. Horner served as Chairman of the Board of Asia Pacific Wire & Cable, Ltd., a publicly-traded manufacturer of wire and cable products for the telecommunications and power industries in the Asia Pacific Region. From 1991 to 1994, he served as Managing Director of Arnhold & S. Bleinchroeder, Inc., an equity market trading and corporate finance firm. Prior to that, he served as Chairman and Chief Executive Officer of the accounting firm KPMG Peat Marwick. Mr. Horner is on the Board of Directors of Atlantis Plastics, Inc., Technical Olympics USA, Inc., and UTStarcom, Inc., all public companies; Mr. Horner serves as the audit committee financial expert of all three of these companies. Mr. Horner also served as a director and Chairman of Third Security Management Corporation, the owner of several registered investment advisory firms; and as a director and Co-Chairman of Howe & Rusling, Inc., a registered investment advisory firm.

Arthur B. Malman Age: 64	Arthur B. Malman has been a director of Clinical Data since 1975. Mr. Malman is a partner of the law firm of Malman & Goldman, LLP and a principal of the Urban Group, a real-estate investment company. Mr. Malman is also Chairman of Dimex Holdings Corporation, a telecom venture company and a director of PS America, Inc. a floor covering chain. Mr. Malman received a B.A. from Princeton University and a J.D. from the Yale University School of Law, and attended Columbia University School of Business Administration.	1975

Burton E. Sobel, M.D. Age: 68	Burton E. Sobel, M.D. has been a director of Clinical Data since July 2005 and has been at the University of Vermont since 1994 where he is currently E.L. Amidon Professor of Medicine, Director of the Cardiovascular Research Institute, and Professor of Biochemistry. Dr. Sobel has been a trustee of Fletcher Allen Health Care Center in Burlington, Vermont. Previously, he held senior academic and administrative positions at Washington University School of Medicine and Barnes Hospital from 1973 to 1994, and at the University of California, San Diego, from 1968 to 1973. Dr. Sobel completed postgraduate training at the Peter Bent Brigham Hospital, Boston and the National Institutes of Health, Bethesda and received his M.D., magna cum laude, from Harvard University and his A.B. from Cornell University. Dr. Sobel is President-elect for the Society for Experimental Biology and Medicine and also serves as a member of the Board of Directors of Nuvelo, Inc., Ariad Pharmaceuticals, Inc., and New River Pharmaceuticals Inc., all publicly-traded life science companies.	2005

Kevin L. Rakin Age: 45	Kevin L. Rakin is an Executive-In-Residence at Canaan Partners and Interim CEO of Advanced BioHealing, Inc. He co-founded Genaissance Pharmaceuticals, Inc. (acquired by Clinical Data in October 2005) and served as its President and Chief Executive Officer from August 2002 until October 2005 and its President from October 2000. Mr. Rakin holds a B.S. in business and a M.S. in finance from the University of Cape Town and a M.B.A. from Columbia University.	2005

Board and Committee Matters
     Independence. Our Board of Directors has determined that each of the current directors standing for re-election are independent directors as defined by applicable Nasdaq Stock Market standards governing the independence of directors, except for Kevin L. Rakin. Andrew J. Fromkin, our President and Chief Executive Officer, the only nominee who is not an incumbent director, does not meet Nasdaq’s independence standards.
     Board Meetings and Committees. Our Board of Directors held thirteen (13) meetings and took action by written consent seven (7) times during fiscal 2006. In addition, a Special Committee of our independent directors was formed in connection with our merger with Genaissance Pharmaceuticals, Inc. and held ten (10) meetings. During fiscal 2006, each of the directors then in office attended at least 75% of the aggregate of all meetings of the Board of Directors and all meetings of the committees of the Board of Directors on which such director then served. All of our directors attended the 2005 annual meeting of stockholders, except for Kevin L. Rakin and Joseph Klein, III, who were not yet members of the Board of Directors. Continuing directors and nominees for election as directors in a given year are required to attend the annual meeting of stockholders barring significant commitments or special circumstances.
     Shareholder Communications. Any shareholder wishing to communicate with our Board of Directors, a particular director or the chair of any committee of the Board of Directors may do so by sending written correspondence to our principal executive offices, c/o Caesar J. Belbel, Chief Legal Officer and Secretary. All such communications will be delivered to the Board of Directors or the applicable director or committee chair.
     Our Board of Directors has three standing committees: Audit Committee, Compensation Committee and Nominating and Governance Committee.
     Audit Committee. The Audit Committee has authority to select and engage our independent registered public accounting firm and is responsible for reviewing our audited financial statements, accounting processes and reporting systems. The Audit Committee also discusses the adequacy of our internal financial controls with our management and our independent registered public accounting firm. In addition, the Audit Committee is responsible for overseeing the independence of, and approving all services provided by, our independent registered public accounting firm. The Committee operates under a written charter approved by the full Board, which charter is periodically reviewed by the Committee.
     The members of the Audit Committee are Larry D. Horner (Chair), Joseph Klein, III, and Arthur B. Malman. Our Board of Directors has considered and concluded that each of the members of the Audit Committee satisfies the independence and financial literacy and expertise requirements as defined by applicable Nasdaq Stock Market standards governing the qualifications of Audit Committee members. Additionally, our Board of Directors has determined that Mr. Horner qualifies as an audit committee financial expert under the rules of the SEC.
     The Audit Committee held five (5) meetings and took action by written consent two (2) times during fiscal 2006. The Audit Committee operates under a written charter adopted by the Board, which charter is periodically reviewed by the Committee. For more information about the Audit Committee, including its audit services pre-approval procedures, see “Report of the Audit Committee” and “Audit Fees” in this proxy statement.
     Compensation Committee. Our Compensation Committee is responsible for establishing cash compensation policies with respect to our executive officers and directors, recommending to the Board the compensation to be paid to our executive officers and administering our equity incentive plans. The members of the Compensation Committee are Arthur B. Malman (Chair) and Larry D. Horner. The Compensation Committee held one (1) meeting and took action by written consent four (4) times during fiscal 2006.
     Nominating and Governance Committee. Our Nominating and Governance Committee, formed during fiscal 2006, identifies individuals qualified to become Board members and recommends to the Board the director nominees for the next annual meeting of stockholders and candidates to fill vacancies on the Board. Additionally, the Committee recommends to the Board the directors to be appointed to Board committees. The Committee also develops and recommends to the Board a set of corporate governance guidelines applicable to the Board and to the Company and oversees the effectiveness of our corporate governance in accordance with those guidelines. Finally, the Committee develops and recommends to the Board our Code of Business Conduct and Ethics, which meets the SEC’s definition of a “code of ethics” and which applies to all of our directors, officers and employees, a copy of which is available to any stockholder who requests it by contacting our offices, c/o Caesar J. Belbel, Chief Legal Officer and Secretary.
     The Nominating and Governance Committee currently consists of Burton E. Sobel, M.D. (Chair), Joseph Klein, III, and Arthur B. Malman, each of whom the Board has determined meets the independence requirements as defined by applicable Nasdaq Stock Market standards governing the independence of directors. The committee held one (1) meeting during fiscal 2006. The Nominating and Governance Committee operates pursuant to a written charter adopted by the Board, which charter is periodically reviewed by the Committee.
     The Nominating and Governance Committee considers candidates for Board membership suggested by its members and other Board members. Additionally, in selecting nominees for directors, the Nominating and Governance Committee will review candidates recommended by stockholders in the same manner and using the same general criteria as candidates recruited by the Committee and/or recommended by the Board. Any stockholder who wishes to recommend a candidate for consideration by the Committee as a nominee for director should follow the procedures set forth in “Shareholder Recommendations for Director Nominations” below. The Nominating and Governance Committee will also consider whether to nominate any person proposed by a shareholder in accordance with the provisions of our bylaws relating to shareholder nominations as described in “Deadline for Stockholder Proposals and Director Nominations” below.
     Once the Nominating and Governance Committee has identified a prospective nominee, the Committee makes an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination is based on the information provided to the Committee with the recommendation of the prospective candidate, as well as the Committee’s own knowledge of the prospective candidate, which may be supplemented by inquiries of the person making the recommendation or others. The preliminary determination is based primarily on the need for additional Board members to fill vacancies or expand the size of the Board and the likelihood that the prospective nominee can satisfy the evaluation factors described below. Also considered are the provisions of any company agreements specifying persons to be nominees. The Committee then evaluates the prospective nominee against, among other things, the following standards and qualifications:
•	whether the prospective nominee meets the independence requirements qualifications defined under applicable Nasdaq Stock Market standards and, if to serve on the audit committee, the Nasdaq financial experience and/or financial expert requirements defined under applicable SEC rules and regulations;

•	the extent to which the prospective nominee’s skills, experience and perspective add to the range of talent appropriate for the Board and whether such attributes are relevant to our business and industry;

•	the prospective nominee’s ability to dedicate the time and resources sufficient for the diligent performance of Board duties; and

•	the extent to which the prospective nominee holds any position that would conflict with a director’s responsibilities to us.
     If the Committee’s internal evaluation is positive, the Committee makes a recommendation to the full Board as to whether the candidate should be interviewed further or nominated by the Board and the Board determines whether to approve the nominee after considering the recommendation and report of the Committee.
Director Compensation
     Director Fees. Our directors who are not our employees or consultants receive compensation for their services as directors as follows:

Title	Cash Compensation	Equity Compensation (see below)
Chairman	$60,000 per year	20,000 stock options
Director	$30,000 per year	10,000 stock options
     The portion of fees paid in cash is paid quarterly in arrears (approximately at the end of each fiscal quarter). The portion of fees paid in equity is expected to be granted on or about the date of each annual meeting of stockholders, with an exercise price equal to the fair market value of our common stock on the date of grant. One-half of the equity portion is fully vested upon grant, with the remainder to vest on the one-year anniversary of the annual meeting of stockholders with respect to which such equity was granted. In addition, we pay a $1,000 per meeting cash compensation fee for members of the Audit Committee of the Board, to be paid quarterly in arrears with all other cash compensation.

     We also have an arrangement with our outside directors wherein such directors are given a choice of the method for receipt of their Board compensation. For the portion of fees paid in cash, in lieu of such cash payments, directors may choose to receive all or any part of such compensation to be paid in a calendar year in the form of deferred stock units (“DSUs”), so long as they make a deferral election prior to December 31 of the prior year. DSUs will allow directors to defer payment of their cash compensation (and taxes on such compensation) until the earlier date that is at least two years from the date of grant, their retirement from the Board, or their death or disability. At the time of payment, the director will receive shares of our common stock in an amount equal to the number of shares that would have been purchased on the date of grant of the DSUs. We will grant DSUs to directors who have chosen this method of compensation on the date that we otherwise make cash payments for director fees (approximately the end of each fiscal quarter).
     For the portion of fees paid in equity, directors may choose to receive all or any part of such compensation in the form of stock options, restricted stock or restricted stock units (“RSUs”). Such equity portion is granted on the date of each annual meeting of stockholders, with one-half of such awards being fully-vested and the remainder vesting upon the one-year anniversary of the annual meeting of stockholders at which such equity was granted. If a director chooses to receive such equity compensation in the form of stock options, such options are granted with an exercise price equal to the fair market value of our common stock on the date of grant. If a director chooses to receive such equity compensation in the form of restricted stock or RSUs, we use the Black-Scholes method of valuation to grant to the director that number of shares of restricted stock or RSUs that is equal to the value of 10,000 stock options (20,000 stock options in the case of the Chairman) on such date. Like DSUs, RSUs will allow a director to defer the payment of shares of our common stock (and taxes on such compensation) until the earlier of a date that is a least two years from the date of grant, their retirement from the Board, or their death or disability. With RSUs, the award must vest prior to the director having any right to have the underlying shares issued, and, if a director were to terminate his or her Board service prior to full vesting, we would not be obligated to issue any shares under a RSU to the extent that the RSU had not vested at such time. The vesting of all equity compensation will accelerate upon a change in control of Clinical Data.
     On June 9, 2005, we formed a Special Committee of our Board of Directors consisting of Arthur B. Malman and Larry D. Horner to consider certain aspects of the proposed merger between us and Genaissance. The Special Committee met ten (10) times from June 9 through June 18, 2005, at which time the Special Committee was dissolved. Each of Messrs. Horner and Malman was paid $1,000 per meeting of the Special Committee.
Certain Relationships and Related Transactions
     Mr. Kirk is affiliated with Third Security, LLC. Third Security invoiced the company $85,000 for sales and marketing services rendered to us during fiscal year 2006.
     See also “Executive Employment Agreements” in this proxy statement.
Compensation Committee Interlocks And Insider Participation
     Our Compensation Committee determines salaries, incentives and other compensation for our directors and executive officers. The Compensation Committee also administers our equity incentive plans. The Compensation Committee currently consists of Arthur B. Malman (Chair) and Larry D. Horner.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR.
EXECUTIVE OFFICERS
     The following contains certain information as of July 25, 2006 about our current executive officers and significant employees:

Name	Age	Position
Andrew J. Fromkin	40	President and Chief Executive Officer
Israel M. Stein, M.D.	63	Executive Vice Chairman, Acting Chief Financial Officer, Treasurer and Director
Caesar J. Belbel	46	Executive Vice President, Chief Legal Officer and Secretary
Carol Reed, M.D.*	53	Senior Vice President and Chief Medical Officer
Garth G. Gardner*	51	President, Clinical Data Sales & Service, Inc.

* Significant employee

     Andrew J. Fromkin, joined Clinical Data on October 12, 2005, as our Executive Vice President and Chief Marketing Officer, and was elected President and Chief Executive Officer on May 12, 2006. Mr. Fromkin has more than 17 years of senior leadership experience in the health care industry in the areas of corporate development, strategic planning, and sales and marketing management. He was most recently president and CEO of DoctorQuality, Inc., a leading provider of patient safety products and information services that was acquired by Quantros.Inc. Prior to that, Mr. Fromkin held several senior management roles at emerging healthcare companies, including executive appointments as President and Chief Executive Officer of Endo Surgical Devices, Inc., where his achievements included developing a line of innovative surgical devices, securing funding for the company, and guiding the company to its first FDA approval. Mr. Fromkin also was Vice President, Business Development and before that, Vice President, Sales for Merck-Medco Managed Care, LLC, a wholly owned subsidiary of Merck & Co., Inc. In all of these roles, Mr. Fromkin successfully developed and negotiated complex transactions including major account sales, strategic alliances, joint ventures and acquisitions. Mr. Fromkin began his career in healthcare at Health Information Technologies.
     Israel M. Stein, M.D. has been a director of Clinical Data since 1972. Dr. Stein also served as President and Chief Executive Officer of Clinical Data from 1972 until May 2006 and as Chairman of Clinical Data’s Board of Directors from 1972 until December 2004. Dr. Stein received his B.A. from Brooklyn College of the City University of New York and an M.D. from the Albert Einstein College of Medicine of Yeshiva University.
     Caesar J. Belbel joined Clinical Data as Vice President and General Counsel on May 7, 2003 and was elected Secretary of Clinical Data on June 25, 2003. Mr. Belbel was subsequently elected Senior Vice President in May 2005 and Executive Vice President of Clinical Data in October 2005. Prior to joining Clinical Data, Mr. Belbel served from 2000 to 2002 as Senior Vice President, General Counsel and Secretary of Xpedior Incorporated, a publicly-held Internet consulting services and e-commerce software development company. Previously, from 1997 to 2000, Mr. Belbel served as General Counsel of Programart Corporation, a developer of application performance management software. Mr. Belbel holds a Bachelor of Arts degree from Columbia University and a Juris Doctor degree from Boston College Law School.
     Carol Reed, M.D. joined Clinical Data in October 2005 following the completion of its merger with Genaissance Pharmaceuticals, Inc., where Dr. Reed had served as Vice President, Medical Affairs since 2003. Dr. Reed joined Genaissance from Bayer Pharmaceuticals, Inc., where she was an Associate Medical Director in Pulmonary Medical Research. Previously, she was the Associate Director, Section of Pulmonary and Critical Care Medicine, at the Hospital of St. Raphael and directed its Medical Intensive Care Unit. Dr. Reed received a M.S. in biology from the University of Illinois and a M.D. from Rush Medical College in Chicago.
     Garth G. Gardner joined Clinical Data in January 2004 from Polestar Labs, Inc., where had served most recently as President. Previously, he was at Baxter Perfusion Services as Vice President of Western Operations. Mr. Gardner was a Division President at Psicor, Inc., a publicly traded cardiovascular services company, until the company was acquired by Baxter in 1996. He has held a Certification in Perfusion Technology and Cardiovascular Surgical Assistance from the American Board of Cardiovascular Perfusion and a B.A. in Political Science from Augustana College in Rock Island, Illinois. Gus began his management career as a commissioned officer in the USMC.
EXECUTIVE COMPENSATION
Compensation Committee Report on Executive Compensation
     During the fiscal year ended March 31, 2006, the Compensation Committee appointed by the Board of Directors of Clinical Data was responsible for (i) establishing and administering the base salaries and cash bonuses of Clinical Data’s executive officers, and (ii) administering and making recommendations and awards under Clinical Data’s 2002 Stock Option Plan and 2005 Equity Incentive Plan. The Compensation Committee is composed exclusively of directors who are not also officers or employees of Clinical Data. During the fiscal year ended March 31, 2006, the Compensation Committee consisted of two Board members, Messrs. Malman and Horner.
     Clinical Data’s executive compensation policies are designed to provide levels of cash and equity compensation that will reward and retain experienced executives who will contribute to Clinical Data’s performance in the competitive business environment in which Clinical Data operates. The executive compensation program is designed to achieve these goals through a combination of base salary, cash bonuses and long-term incentive compensation in the form of stock options. As noted above, both the cash compensation and equity compensation components of Clinical Data’s executive compensation program are determined by the Compensation Committee.
     Executive Officer Compensation
     Approach and Objectives: Clinical Data’s Compensation Committee evaluates, both subjectively and objectively, Clinical Data’s financial performance, competitive position, future potential, the individual and group performance of the members of senior management, and compensation levels at comparable companies. In such evaluation, the Compensation Committee reviews data prepared by Clinical Data and employs the business experience of the individual members of the Compensation Committee.
     The Compensation Committee has historically recommended that the Board establish levels of executive remuneration that provide for a base salary intended to allow Clinical Data to hire and retain qualified management. The Compensation Committee has also recommended to the Board annual incentive bonuses for those employees who will be playing critical roles in the company going forward, based on individual and company performance in order to reward achievement. From time to time, Clinical Data has also granted stock options to key employees to bring the stockholders’ interests more sharply into their focus and to ensure that key employees have an interest in the long-term prospects of Clinical Data.
     Annual Salary and Bonus Compensation: Officers and other key employees are compensated within salary ranges that are generally based on similar positions in companies of comparable size and complexity to that of Clinical Data. The annual compensation for each officer is based on a combination of experience, company and individual performance, general economic conditions, marketplace trends, and other factors deemed important by the Compensation Committee and the Board, including the fact that Clinical Data does not offer a defined benefit retirement plan. In addition, consideration is given to salary levels and traditional benefits accorded employees in the part of the world where he or she is employed.
     In fiscal 2006, after consideration of recommendations by Clinical Data’s then-Chief Executive Officer, Dr. Stein, other than for himself, and Clinical Data’s Chairman of the Board, the Compensation Committee reviewed and recommended to the Board the compensation for senior management. The salary of Clinical Data’s senior management is generally reviewed annually by the Compensation Committee, with the amount of any increases awarded based on aforementioned factors. The Compensation Committee also takes into consideration certain adjustments in salary as required by practice or regulation in the countries in which Clinical Data and its subsidiaries operate.
     The Compensation Committee historically has recommended to the Board the level of bonuses to be awarded to senior management based, in the case of Dr. Stein, primarily upon the financial performance of Clinical Data, and for other executives primarily on the performance of the operating units for which they are directly responsible. For fiscal 2006, the Committee took into consideration, for those employees who will be playing critical roles in the company going forward, several factors, including the efforts of the named executive officers with respect to the several successful acquisitions completed by Clinical Data and their ongoing efforts in successfully integrating the acquired businesses. For fiscal 2007, the Compensation Committee is considering similar bonus programs based upon the achievement of certain targeted goals by Clinical Data and its operating units.
     Long-Term Incentives: Currently, stock options are Clinical Data’s primary long-term incentive instrument. The size of the awards has historically been based on guidelines that take salary level, tenure, individual performance rating and importance to Clinical Data into account. All stock options have been granted at exercise prices equal to the market price on the date of grant. The options become exercisable in three annual installments on the first, second and third anniversaries of the date of grant. For those grants still outstanding under Clinical Data’s 1991 Stock Option Plan, the expiration dates are between five and six years. For those grants issued under Clinical Data’s 2002 Stock Option Plan and 2005 Equity Incentive Plan, the expiration date is ten years from the date of grant, except for Dr. Stein, whose grants expire five years from the date of grant. All stock options granted to directors and executive officers pursuant to the 2005 Equity Incentive Plan contain provisions accelerating vesting upon a change of control of Clinical Data.

     Chief Executive Officer Compensation
     In determining the annual salary, bonus, and long-term compensation of the Chief Executive Officer, including stock options, the Compensation Committee considered the performance of Clinical Data and the demonstrated leadership Dr. Stein brought to Clinical Data during fiscal 2006. In addition to the factors considered for other officers and key employees, the Compensation Committee weighs the important role Dr. Stein played during fiscal 2006 within Clinical Data as its founder, spokesman and Chief Executive Officer, and with respect to the several successful acquisitions completed by Clinical Data during the year. The Committee also analyzes compensation data for chief executive officers in comparable companies. The annual base salary of Dr. Stein was increased during fiscal year 2006 to $350,000 reflecting Dr. Stein’s contributions to Clinical Data during the year.
     Deduction Limit for Executive Compensation
     Section 162(m) of the Code limits the tax deductibility by a public company of compensation in excess of one million dollars paid to any of its five most highly compensated executive officers. Outstanding stock options granted under Clinical Data’s 2002 Stock Option Plan and 2005 Equity Incentive Plan will not be subject to the limitation under applicable regulations. Clinical Data’s Compensation Committee intends to use its best efforts to structure future compensation so that executive compensation paid by it is fully deductible in accordance with Section 162(m) of the Code. Clinical Data’s Compensation Committee may, however, in a particular case, approve compensation that may not be deductible under Section 162(m).
     The Compensation Committee believes that Clinical Data’s executive compensation practices provide an overall level of compensation that is competitive with companies of similar size, complexity and financial performance and that its executive compensation practices have allowed it to retain key personnel whose contribution is needed for Clinical Data’s growth and profitability. The Compensation Committee further believes that bonuses and long-term incentives are an important means to incentivize Clinical Data’s overall performance and the individual performances of its senior executives and that bonuses are necessary to keep total compensation competitive with executive compensation at similarly situated companies.

By the Compensation Committee,

Arthur B. Malman (Chair)
Larry D. Horner
Summary Compensation Table
     The following table sets forth certain compensation information for our (i) Chief Executive Officer, and (ii) other four executive officers in fiscal 2006. We refer to these persons as the named executive officers.
Summary Compensation Table

				Securities
				Underlying	All Other
	Fiscal	Salary	Bonus	Options	Compensation
Name and Principal Position	Year(1)	($)	($)	(#)(2)	($)(3)
Israel M. Stein, M.D.	2006	298,953	0	62,000	3,240
Executive Vice Chairman,	2005	251,274	200,000	0	6,775
Acting Chief Financial Officer(4)	2004	220,250	150,000	12,000	2,555
Mark D. Shooman	2006	175,050	0	33,000	3,431
Senior Vice President	2005	161,418	100,000	0	6,362
Chief Financial Officer (5)	2004	121,057	75,000	25,000	2,250
Caesar J. Belbel	2006	198,189	50,000	58,000	0
Executive Vice President,	2005	145,816	5,000	0	0
Secretary, General Counsel (6)	2004	116,135	25,000	15,000	0

				Securities
				Underlying	All Other
	Fiscal	Salary	Bonus	Options	Compensation
Name and Principal Position	Year(1)	($)	($)	(#)(2)	($)(3)
Garth G. Gardner	2006	189,027	0	5,000	0
President, Clinical Data Sales &	2005	184,991	75,000	0	1,645
Service, Inc. (7)	2004	36,231	25,000	35,000	0

Andrew J. Fromkin Chief Executive Officer, President (8)	2006	138,462	35,000	51,333	1,615

(1)	Our fiscal year ends on March 31.

(2)	The aggregate number of options issued pursuant to our 2002 Stock Option Plan and our 2005 Equity Incentive Plan and representing the right to purchase shares of our common stock at a fixed price per share (fair market value on the date of grant).

(3)	There were no personal benefits or perquisites in excess of the lesser of $50,000 or 10% of the combined salary and bonus reported with respect to each of fiscal years 2006, 2005 and 2004. The amounts reported are company contributions under the Clinical Data 401(k) plan.

(4)	Dr. Stein was the Chief Executive Officer and President until May 12, 2006. He became the Executive Vice Chairman on May 12, 2006 and the Acting Chief Financial Officer upon the resignation of Mr. Shooman on May 30, 2006.

(5)	Mr. Shooman joined us on May 29, 2003 and resigned May 30, 2006.

(6)	Mr. Belbel joined us on May 7, 2003. A portion of Mr. Belbel’s bonus for the 2006 fiscal year was paid to him in the form of an option to purchase 3,030 shares of our common stock.

(7)	Mr. Gardner joined us on January 5, 2004.

(8)	Mr. Fromkin joined us on October 12, 2005 and became President and Chief Executive Officer on May 12, 2006. A portion of Mr. Fromkin’s bonus for the 2006 fiscal year was paid to him in the form of an option to purchase 5,303 shares of our common stock, subject to stockholder approved.
Option Grants and Potential Realizable Values Table
     The following table sets forth certain information concerning option grants made to the named executive officers through March 31, 2006.

			% of Total			Potential Realizable Value at
			Options			Assumed Annual Rates of Stock
	Number of		Granted to	Exercise or		Price Appreciation for Options
	Securities Underlying		Employees in	Base Price	Expiration	Term
Name	Options Granted		Fiscal Year	($/Share)(4)	Date	5% ($)	10% ($)
Israel M. Stein, M.D.	12,000	(1)	20.3%	23.47	09/23/10	77,860	172,062
	50,000	(2)		17.89	10/17/15	562,936	1,426,815
Mark D. Shooman	8,000	(1)	10.8%	21.34	09/23/15	107,439	272,315
	25,000	(2)		17.89	10/17/15	281,468	713,407
Caesar J. Belbel	8,000	(1)	19.0	21.34	09/23/15	107,439	272,315
	50,000	(2)		17.89	10/17/15	562,936	1,426,815
Garth G. Gardner	5,000	(1)	1.6%	21.34	09/23/15	67,150	170,197
Andrew J. Fromkin	1,333	(3)	16.8%	22.50	09/06/08	4,732	9,938
	50,000	(2)		17.89	10/17/15	562,936	1,426,815

(1)	Options were granted pursuant to our 2002 Stock Option Plan and represent the right to purchase shares of our common stock at a fixed price per share (fair market value on the date of the grant) in accordance with the vesting schedule applicable to each option. Options are exercisable in three annual installments with one-third vesting immediately; one-third on April 1, 2006 and one-third on April 1, 2007.

(2)	Options were granted pursuant to our 2005 Equity Incentive Plan and represent the right to purchase shares of our common stock at a fixed price per share (fair market value on the date of the grant) in accordance with the vesting schedule applicable to each option. Options are exercisable in three annual installments commencing one year from the date of grant.

(3)	Certain of Mr. Fromkin’s options were granted pursuant to our 2002 Stock Option Plan when Mr. Fromkin was a consultant and represent the right to purchase shares of our common stock at a fixed price per share (fair market value on the date of grant) in accordance with the vesting schedule applicable to each option. The options were immediately vested upon the date of grant.

(4)	The exercise price per share is the market price of the underlying common stock on the date of grant except for Dr. Stein’s grant pursuant to our 2002 Stock Option Plan. That grant has an exercise price that is 110% of the market price of the underlying common stock on the date of grant.
Option Exercises and Year-End Values Table
     The following table sets forth certain information concerning exercisable and unexercisable stock options held by the named executive officers as of March 31, 2006.
Aggregated Option Exercises In Last Fiscal Year and
Fiscal Year-End Option Value

	Number of		Number of Securities		Value of Unexercised In-the-
	Shares	Value	Underlying Unexercised		Money Options at Fiscal
	Acquired	Realized	Options at Fiscal Year-End(#)		Year-End ($) (2)
Name	On Exercise	($) (1)	Exercisable	Unexercisable	Exercisable	Unexercisable
Israel M. Stein, M.D.	—	—	62,000	62,000	977,600	192,300
Mark D. Shooman	8,000	144,122	11,334	38,666	134,078	65,750
Andrew J. Fromkin	—	—	1,333	50,000	—	131,500
Caesar J. Belbel	7,500	136,899	5,167	60,333	39,250	210,000
Garth G. Gardner	22,019	258,166	2,981	15,000	14,874	132,070

(1)	Value realized equals fair market value on the date of exercise, less the exercise price, times the number of shares acquired without deducting taxes or commissions paid by the employee.

(2)	Value of unexercised option equals fair market value of the shares underlying in-the-money options at March 31, 2006 ($20.52 per share), less the exercise price times the number of options outstanding.
Executive Employment Agreements
Stein Agreement
     In October 2001, Dr. Stein entered into an employment agreement with us, which as been subsequently amended, most recently as of July 10, 2006. The amended agreement provides that Dr. Stein will serve as Executive Vice Chairman of the Board of Directors of Clinical Data. The original agreement was for a four-year term commencing on October 29, 2001 and expiring on October 28, 2005. In October 2005, the agreement was automatically renewed for a one-year period and will continue to be renewed for successive one-year periods thereafter unless either we or Dr. Stein provide the other party with six (6) months notice that the agreement will not be renewed. As neither we nor Dr. Stein provided notice of non-renewal in April 2006, the term of the agreement currently extends until October 2007. Additionally, under the latest amendment to the original agreement, in connection with the change of his title and position, Dr. Stein is entitled to provide us with thirty (30) days’ written notice of termination, at which time he would be entitled to receive all severance amounts provided for under the agreement through the end of the then-remaining term of the agreement, as more fully explained below.
     Under the original agreement, Dr. Stein is paid an annual base salary of $180,000 per year, which base salary is subject to the annual review of the Board of Directors. Dr. Stein is also eligible to earn an annual bonus equal to 5% of Clinical Data’s earnings before interest, taxes, depreciation and amortization, or such higher amount as the Board of Directors may determine. Dr. Stein’s employment agreement also provides that, in the event Dr. Stein’s employment is terminated by us without cause (as such term is defined in the agreement), Dr. Stein shall be entitled to receive (a) his base salary as then in effect for the balance of the then-current term of the agreement; (b) his annual bonus for the year in which such termination of his employment was effected; and (c) an extension of the period for the exercise of stock options granted to Dr. Stein for the longer of five years following such termination of employment or any longer period provided under the applicable plan pursuant to which such stock options were granted. Under certain circumstances leading to the termination of his employment by us, Dr. Stein shall be entitled to (i) receive four times the average annual base salary and bonus paid to Dr. Stein during each of the three years prior to the time of termination or resignation; (ii) continuation for forty-eight (48) months of all medical, disability and insurance benefits available to Dr. Stein at the time of termination or resignation, or such shorter period as may be then provided under our policies or applicable law; (iii) acceleration of vesting of all unvested stock options; and (iv) extension of the period for the exercise of stock options granted to Dr. Stein for the longer of five years following such termination or resignation, or any longer period provided under the applicable plan pursuant to which such stock options were granted.
     Pursuant to the latest amendment of Dr. Stein’s agreement, in addition to serving as the Executive Vice Chairman, he will also serve as our Treasurer, Acting Chief Financial Officer and Principal Accounting Officer, until such time as we hire a replacement for these positions. The amendment also provides that the change in Dr. Stein’s title and duties, from President and Chief Executive Officer to Executive Vice Chairman, would have constituted a termination without cause for our convenience, entitling him to severance benefits under the agreement, but that Dr. Stein will continue to be employed by us until such time as he provides us with thirty (30) days’ notice of his termination. Upon such notice, Dr. Stein’s severance shall be paid in equal monthly installments over the then-remaining term of the agreement and all of his outstanding options to purchase our common stock shall vest immediately. The amendment also provides that any severance payments made under the agreement shall not be made in a lump sum, but rather shall be made in equal monthly installments over the then-remaining term of the agreement. All other unaltered provisions of the agreement remain in full force and effect.
Fromkin and Belbel Agreements
     On May 12, 2006, the Compensation Committee of the Board of Directors approved the terms of employment agreements with Andrew J. Fromkin (the “Fromkin Agreement”), our President and Chief Executive Officer, and with Caesar J. Belbel, our Executive Vice President and Chief Legal Officer (the “Belbel Agreement”), both effective May 12, 2006. The written agreements are currently under negotiation, but the material terms of which will include the following provisions.
     The Fromkin Agreement will provide for a minimum annual base salary of $400,000 and a potential annual bonus equal to up to 200% of Mr. Fromkin’s base salary based on whether Mr. Fromkin and we achieve certain goals, as determined by the Board of Directors. The Fromkin Agreement will provide that Mr. Fromkin’s employment may be terminated with or without cause at any time by us, or by Mr. Fromkin for good reason (as defined in the Fromkin Agreement). If we terminate Mr. Fromkin’s employment without cause, or if Mr. Fromkin terminates his employment for good reason, we must pay him: (1) the amount of his then current base salary for the twelve months following the date of termination, (2) a pro-rated bonus amount for the year of his termination, and (3) all premiums for health and other benefits during the twelve-month period following the date of termination. Additionally, if Mr. Fromkin’s employment is terminated without cause or by him for good reason, or if we experience a change of control during his employment, all of Mr. Fromkin’s outstanding unvested options become fully vested and the post-termination exercise period will be extended to the original term of the option (no more than 10 years). The Fromkin Agreement will also contain certain non-competition and non-solicitation covenants applicable to Mr. Fromkin both during and following his employment with us.
     The Belbel Agreement will provide for a minimum annual base salary of $260,000 and a potential annual bonus equal to up to 100% of Mr. Belbel’s base salary based on whether Mr. Belbel and we achieve certain goals, as determined by the Board of Directors. The Belbel Agreement will provide that Mr. Belbel’s employment may be terminated with or without cause at any time by us, or by Mr. Belbel for good reason (as defined in the Belbel Agreement). If we terminate Mr. Belbel’s employment without cause, or if Mr. Belbel terminates his employment for good reason, we must pay him: (1) the amount of his then current base salary for the twelve months following the date of termination, (2) a pro-rated bonus amount for the year of his termination, and (3) all premiums for health and other benefits during the twelve-month period following the date of termination. Additionally, if Mr. Belbel’s employment is terminated without cause or by him for good reason, or if we experience a change of control during his employment, all of Mr. Belbel’s outstanding unvested options become fully vested and the post-termination exercise period will be extended to 36 months following the date of termination. The Belbel Agreement will also contain certain non-competition and non-solicitation covenants applicable to Mr. Belbel both during and following his employment with us.

Stock Performance Graph
     The following graph shows a comparison of the cumulative total stockholder returns on our common stock over the period from March 30, 2001 to March 31, 2006 as compared with that of the Nasdaq Stock Market (U.S. and Foreign) Index and a peer group index that includes 72 active companies with SIC Code 382, Lab Apparatus and Analytical, Optical, Measuring, and Controlling Instruments. Total stockholder return is measured by dividing share price change plus dividends, if any, for each period by the share price at the beginning of the respective period, assuming reinvestment of any dividends.
Comparison of Cumulative Return of Clinical Data, Inc.,
Nasdaq (US & Foreign) Index and SIC Code Index

	3/30/2001	3/28/2002	3/31/2003	3/31/2004	3/31/2005	3/31/2006
Clinical Data, Inc.	$100.00	$199.20	$147.80	$489.10	$618.50	$775.40
Nasdaq Stock Market (US & Foreign)	$100.00	$100.60	$73.40	$109.30	$110.30	$130.30
SIC Code Index	$100.00	$119.00	$61.30	$101.60	$92.70	$105.30

PROPOSAL 2
AMENDMENT OF 2005 EQUITY INCENTIVE PLAN
General
          In 2005, our Board of Directors approved the 2005 Equity Incentive Plan, referred to as the 2005 Plan, or the Plan, which our stockholders adopted and approved on October 6, 2005 at the 2005 annual meeting of stockholders. As approved by our stockholders, the total number of shares that we may issue under the 2005 Plan is 1,000,000 shares, subject to adjustment for stock splits and similar capital changes. As of July 27, 2006, 467,776 shares remained available for future issuances under the 2005 Plan.
Proposed Amendment to the 2005 Plan
          On June 22, 2006 and July 27, 2006, our Board of Directors approved amendments to the 2005 Plan, subject to stockholder approval, to (a) increase the number of shares issuable under the Plan by an additional 1,000,000 shares from 1,000,000 shares to 2,000,000 shares, and (b) increase the maximum number of shares that may be granted pursuant to awards under the Plan to any participant in any tax year from 150,000 shares to 500,000 shares.
          We need additional shares of common stock for use under the 2005 Plan to ensure that a sufficient number of shares of common stock are available for awards to eligible persons in the future and to comply with Nasdaq Stock Market listing standards related to equity compensation. We also require stockholder approval of this increase in order to ensure that all such shares of common stock issued pursuant to awards under the 2005 Plan may be treated as incentive stock options under the Internal Revenue Code of 1986, as amended (the “Code”). If this proposed amendment is not approved by the stockholders, no grants of awards will be made under the 2005 Plan once awards covering the shares of our common stock currently available under the Plan are granted. The proceeds we receive from the exercise of options under the plan are used for our general corporate purposes.
          As proposed to be amended, the 2005 Plan will provide that the Compensation Committee can grant awards intended as “qualified performance based compensation” within the meaning of Section 162(m) of the Code, without stockholder approval provided that the maximum number of shares granted to any participant in any tax year does not exceed 500,000 shares. The current limit under the 2005 Plan is 150,000 shares.
          Since approval of the 2005 Plan, our outstanding capitalization has increased more than two-fold, through a series of acquisitions and equity financings. We intend to continue to grow both through acquisition and through the expansion of our business. Accordingly, we need to increase this maximum limit on awards so that we may offer competitive equity compensation to our existing and prospective employees, directors and consultants, all of whom will enable us to grow and succeed. In May 2006, as an inducement to accept the position of President and Chief Executive Officer, we offered Andrew J. Fromkin options to purchase approximately 3% of the outstanding equity of the company, then equal to 304,515 shares of our common stock. However, we were only able to grant to Mr. Fromkin options to purchase 150,000 shares in May, and subsequently granted, subject to stockholder approval of the increase in the Section 162(m) limit under the Plan, an additional option to purchase 154,515 shares at the same exercise price and with the same vesting provisions as the prior May grant. Additionally, in June 2006 we wanted to grant to Mr. Fromkin an additional option to purchase 5,303 shares of our common stock as a partial bonus for his performance during fiscal 2006. Given that Mr. Fromkin’s prior May grant already met the Section 162(m) limit under the Plan, we granted the option subject to stockholder approval of the present amendment to the Plan.
Description of the 2005 Plan
          The proposed text of the amended 2005 Plan is attached to this proxy statement as Annex A. The following description of the 2005 Plan is qualified in its entirety by reference to the text of the 2005 Plan.
Purposes of the Plan

          The purposes of the 2005 Plan are: (a) to attract, retain, and provide additional incentives to highly competent employees, directors, and consultants; and (b) to promote the success of our business.
Administration
          The 2005 Plan is administered by our Compensation Committee. The Compensation Committee is at all times composed of two or more members of our Board of Directors who are not our employees or consultants. The Plan gives the Compensation Committee discretion to make awards under the Plan, to set the terms of award agreements (including the type and amount of any award), to establish rules for the interpretation and administration of the Plan), and to make other determinations and take other actions consistent with the terms and purposes of the Plan.
          The Compensation Committee may delegate to one or more of our executive officers the authority to select individuals (other than executive officers) to receive awards under the 2005 Plan and to determine the amount and types of awards granted to individuals who are selected.
Eligibility
          Any employee of ours or our affiliates, any consultant whom the Compensation Committee determines is significantly responsible for our success and future growth and profitability, and any member of our Board of Directors, will be eligible to receive awards under the 2005 Plan. This group currently includes six directors and approximately 240 employees and consultants.
Shares Available for Awards
          If the amendments to the 2005 Plan are approved, two million (2,000,000) shares of our common stock will be reserved for awards under the Plan. No more than 50% of the reserved shares may be granted under awards other than stock options and stock appreciation rights (each as described below). In general, shares reserved for awards that lapse or are canceled will be added back to the pool of shares available for awards under the Plan. Awards other than stock options, stock appreciation rights, and restricted stock may be settled in media other than common stock, such as cash.
          If the amendments to the 2005 Plan are approved, in any year, an eligible employee, consultant, or director may receive awards with respect to no more than five hundred thousand (500,000) shares. If an award is to be settled in a medium other than common stock, the number of shares on which the award is based will count toward the limit.
          The 2005 Plan authorizes the Compensation Committee to adjust the number of shares available for awards (up or down) in response to changes in the number of outstanding shares of our common stock, such as dividends payable in stock, stock splits, combinations, and reclassifications. Also, in response to certain extraordinary events (such as extraordinary dividends or a merger or spinoff), the Compensation Committee may provide for cash payments or award substitutions to reflect consideration received by stockholders.
Vesting and Performance Objectives
          Awards under the 2005 Plan are forfeitable until they become vested. An award will become vested only if the vesting conditions set forth in the award agreement (as determined by the Compensation Committee) are satisfied. The vesting conditions may include performance of services for a specified period, achievement of “Performance Objectives” (as described below), or a combination of both. The Compensation Committee also has authority to provide for accelerated vesting upon occurrence of an event such as a change in control.
          Performance Objectives selected by the Compensation Committee as vesting conditions must be based on one of more of the following general financial and/or operational objectives:
•	increasing net sales;

•	achieving a target level of earnings (including gross earnings; earnings before certain deductions, such as interest, taxes, depreciation, or amortization; or earnings per share);

•	achieving a target level of income (including net income or income before consideration of certain factors, such as overhead) or a target level of gross profits;

•	achieving a target return on capital, assets, or stockholders’ equity;

•	maintaining or achieving a target level of appreciation in the price of our common stock;

•	increasing market share to a specified target level;

•	achieving or maintaining a share price that meets or exceeds the performance of specified stock market indices or other benchmarks over a specified period;

•	achieving a level of share price, earnings, or income performance that meets or exceeds performance in comparable areas of peer companies over a specified period;

•	achieving specified reductions in costs or increases in productivity;

•	achieving specified improvements in collection of outstanding accounts or specified reductions in non-performing debts;

•	expanding one or more products or services into one or more new markets;

•	acquiring a prescribed number of new customers or level of sales or profits in a line of business;

•	achieving a prescribed level of productivity within a business unit or service area; and

•	completing specified projects within or below the applicable budget.
          Each of the Performance Objectives may relate to performance or achievements with respect to us, an affiliate of ours, or a related business unit.
          Approval of the amendment to the 2005 Plan does not include approval of the above list of possible Performance Objectives, as such list was approved by the stockholders upon approval of the Plan in 2005. However, the possible Performance Objectives and other terms of awards of performance-based restricted stock or restricted stock units are subject to reapproval by our stockholders at the first stockholder meeting in 2010. If the Performance Objectives and other terms are not reapproved, the Compensation Committee will not be authorized to grant performance-based restricted stock or restricted stock units after that meeting.
Types of Awards
          The 2005 Plan allows any of the following types of awards, to be granted alone or in tandem with other awards:
          Stock Options. Stock options granted under the 2005 Plan may be either incentive stock options, or ISOs, which are intended to satisfy the requirements of Section 422 of the Code, or nonstatutory stock options, known as NSOs, which are not intended to meet those requirements.
          The exercise price of a stock option may not be less than 100% of the fair market value of our common stock on the date of grant and the term may not be longer than 10 years. If an ISO is granted to an individual who owns more than 10% of the combined voting power of all classes of our capital stock, the exercise price may not be less than 110% of the fair market value of our common stock on the date of grant and the term may not be longer than five years. The 2005 Plan prohibits repricing of outstanding stock options.
          Award agreements for stock options may include rules for exercise of the stock options after termination of service. Options may not be exercised unless they are vested, and no option may be exercised after the end of the term set forth in the award agreement. If an award agreement does not have rules for exercise after termination of service, the stock options will be exercisable for three months after termination of service for any reason other than death or total and permanent disability, and for 12 months after termination of service on account of death or total and permanent disability.
     Stock Appreciation Rights. A stock appreciation right entitles the grantee to receive, with respect to a specified number of shares of common stock, any increase in the value of the shares from the date the award is granted to the date the right is exercised. Under the 2005 Plan, all stock appreciation rights must be settled in common stock.
     Award agreements for stock appreciation rights may include rules for exercise of the stock appreciation rights after termination of service. If an award agreement does not have rules for exercise after termination of service, the stock appreciation rights will be exercisable for three months after termination of service for any reason other than death or total and permanent disability, and for 12 months after termination of service on account of death or total and permanent disability.
     Restricted Stock. Restricted stock is common stock that is subject to restrictions, including a prohibition against transfer and a substantial risk of forfeiture, until the end of a “restricted period” during which the grantee must satisfy certain vesting conditions. If the grantee does not satisfy the vesting conditions by the end of the restricted period, the restricted stock is forfeited.
     During the restricted period, the holder of restricted stock has the rights and privileges of a regular stockholder, except that the restrictions set forth in the applicable award agreement apply. For example, depending on the applicable award agreement, the holder of restricted stock may vote and receive dividends on the restricted shares; but he or she may not sell the shares until the restrictions are lifted.
     Restricted Stock Units. A restricted stock unit entitles the grantee to receive common stock, or cash (or other property) based on the value of common stock, after a “restricted period” during which the grantee must satisfy certain vesting conditions. If the grantee does not satisfy the vesting conditions by the end of the restricted period, the restricted stock unit is forfeited. The Compensation Committee is authorized (but not required) to grant holders of restricted stock units the right to receive dividends on the underlying common stock.
     Other Equity-Based Awards. The 2005 Plan also authorizes the Compensation Committee to grant other types of equity-based compensation. For example, the Compensation Committee may grant shares of common stock upon the achievement of Performance Objectives.
Nontransferability
     In general, awards under the 2005 Plan may not be assigned or transferred except by will or the laws of descent and distribution. However, the Compensation Committee may allow the transfer of NSOs to members of a Plan participant’s immediate family or to a trust, partnership, or corporation in which the parties in interest are limited to the participant and members of the participant’s immediate family.
Amendment and Termination
     Our Board of Directors or the Compensation Committee may amend, alter, suspend, or terminate the Plan at any time. If necessary to comply with any applicable law (including stock exchange rules), we will first obtain stockholder approval, and/or will not implement an amendment until such approval is obtained.
     Amendments, alterations, suspensions, and termination of the Plan generally may not impair a participant’s (or a beneficiary’s) rights under an outstanding award. However, rights may be impaired (a) if necessary to comply with an applicable law or accounting principles (including a change in the law or accounting principles); (b) pursuant to a written agreement with the participant; or (c) during the resolution or in recognition of unusual or nonrecurring events.
Effective Date and Duration

     The 2005 Plan’s effective date is July 27, 2005. Unless it is terminated sooner, the 2005 Plan will terminate upon the earliest of (a) July 27, 2015; (b) the 10th anniversary of the date the 2005 Plan was approved by our stockholders; or (c) the date all shares available for issuance under the Plan have been issued and vested.
Federal Income Tax Consequences
     The material federal income tax consequences of the issuance and exercise of stock options and other awards under the 2005 Plan, based on the current provisions of the Code and regulations, are as follows:
Grant, Exercise, and Lifting of Restrictions
     The grant of a stock option will have no tax consequences to the recipient or to us or our affiliates. In general, upon the exercise of an ISO, the employee will not recognize income and the employer will not be entitled to a tax deduction. However, the excess of the acquired shares’ fair market value on the exercise date over the exercise price is included in the employee’s income for purposes of the alternative minimum tax.
     Upon the exercise of a NSO, the employee (or consultant or director, as applicable) will generally recognize ordinary income equal to the excess of the acquired shares’ fair market value on the exercise date over the exercise price, and we (or the affiliate that granted the option) will generally be entitled to a tax deduction in the same amount. If the acquired shares are restricted stock (i.e., they are not transferable and are subject to a substantial risk of forfeiture), the tax consequences for restricted stock (described below) will apply.
     If an employee (or consultant or director) transfers NSOs to members of his or her immediate family or to a trust, partnership, or corporation (as described above), the transfer will not be a taxable event. Upon the exercise of the NSOs (by the family member, trust, partnership, or corporation), the employee (or consultant or director) will recognize ordinary income.
     The grant of a stock appreciation right will have no tax consequences to the recipient or to us or our affiliates. Upon the exercise of a stock appreciation right, the employee (or consultant or director, as applicable) will recognize ordinary income equal to the received shares’ fair market value on the exercise date, and we (or the affiliate that granted the right) will generally be entitled to a tax deduction in the same amount.
     In general, the grant of restricted stock, a restricted stock unit, or another equity award will have no tax consequences to the recipient or to us or our affiliates. When the award is settled (or, in the case of restricted stock, when the restrictions are lifted), the employee (or consultant or director, as applicable) will recognize ordinary income equal to the excess of (1) the applicable shares’ fair market value on the date the restrictions are lifted over (2) the amount, if any, paid for the shares by the employee (or consultant or director); we (or the affiliate that granted the award) will generally be entitled to a tax deduction in the same amount. If the award is settled in cash or other property, the employee (or consultant or director) will recognize ordinary income equal to the net amount received, and we (or the affiliate that granted the award) will generally be entitled to a tax deduction in the same amount). The grantee of a restricted stock award may elect to be taxed on the date of grant by filing a “Section 83(b) election” rather than on the date when the restrictions are lifted.
Sale of Shares
     When an employee (or director or consultant) sells shares received under any award other than an ISO, the employee (or director or consultant) will recognize capital gain or loss equal to the difference between the sale proceeds and the employee’s (or director’s or consultant’s) basis in the shares. In general, the basis in the shares is the amount of ordinary income recognized upon receipt of the shares (or upon the lifting of restrictions, in the case of restricted stock) plus any amount paid for the shares.
     When an employee disposes of ISO shares, the difference between the amount realized by the employee and the exercise price will generally constitute a capital gain or loss, as the case may be. However, if the employee does not hold the ISO shares for more than one year after exercising the ISO and for more than two years after the grant of the ISO, then: (1) the excess of the ISO shares’ fair market value on the exercise date over the exercise price will generally be treated as ordinary income for the employee; (2) the difference between the sale proceeds and the ISO shares’ fair market value on the exercise date will be treated as a capital gain or loss for the employee; and (3) the employer will generally be entitled to a tax deduction equal to the amount of ordinary income recognized by the employee.
Deduction Limits
     In general, a corporation is denied a deduction for any compensation paid to its chief executive officer or to any of its four most highly compensated officers (other than the chief executive officer) to the extent that the compensation paid to the officer exceeds $1,000,000 in any year. “Performance-based compensation” is not subject to this deduction limit. The 2005 Plan permits the grant of awards that qualify as performance-based compensation—such as restricted stock and restricted stock units that are conditioned on achievement of one or more Performance Objectives, and stock options and stock appreciation rights—and of awards that do not so qualify—such as restricted stock and restricted stock units that are not conditioned on achievement of Performance Objectives.
Awards Not Nonqualified Deferred Compensation
     Awards under the Plan are not intended to be nonqualified deferred compensation. The Plan provides for the Compensation Committee to administer, interpret, and construe the 2005 Plan in a manner that does not give rise to tax liability under Section 409A of the Code.
New Plan Benefits
     As described above, the Compensation Committee has full discretion over the selection of employees, directors, and consultants to receive awards under the 2005 Plan and the amount and type of awards granted. Therefore, the benefits under the 2005 Plan that will be received by an individual or group are not determinable. On July 27, 2006 the closing price of our common stock on the Nasdaq Stock Market was $14.25 per share.
     The following table presents information with respect to options granted under the 2005 Plan since its adoption through June 30, 2006 to:
•	the named executive officers

•	all current executive officers as a group

•	all current non-employee directors as a group

•	the nominees for director, and

•	all non-executive officers employees as a group

Name	Stock Option Awards
Israel M. Stein, M.D. Executive Vice Chairman and Acting Chief Financial Officer	50,000

Mark D. Shooman Chief Financial Officer (Former)	25,000

Caesar J. Belbel Executive Vice President, Chief Legal Officer and Secretary	113,030

Name	Stock Option Awards
Garth G. Gardner President, Clinical Data Sales & Service, Inc.	0

Andrew J. Fromkin (1) President and Chief Executive Officer	359,818

Current Executive Officers (3 persons) (1)(2)	522,848

Current Non-Employee Directors (6 persons) (3)	90,000

Nominees for Director (6 persons) (1)(4)	449,818

All Non-Executive Officer Employees (468 persons)	99,500

(1)	159,818 options granted to Mr. Fromkin are subject to stockholder approval of the amendments to the 2005 Plan.

(2)	Consists of Dr. Stein, Mr. Fromkin and Mr. Belbel.

(3)	Consists of Mr. Kirk, Mr. Malman, Mr. Horner, Dr. Sobel, Mr. Klein and Mr. Rakin.

(4)	Consists of Mr. Kirk, Mr. Fromkin, Mr. Malman, Mr. Horner, Dr. Sobel and Mr. Rakin.
Equity Compensation Plan Information
     Clinical Data had authorized common stock for issuance under equity compensation plans as follows as of March 31, 2006:

Number of securities remaining
	Number of securities to be		available for future issuance under
	issued upon exercise of	Weighted-average exercise	equity compensation plans (excluding
Plan Category	outstanding options	price of outstanding options	securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	612,000	$30.17	813,000

Equity compensation plans not approved by security holders	N/A	N/A	N/A

Total	612,000	$30.17	813,000
THE BOARD OF DIRECTORS RECOMMENDS THAT OUR STOCKHOLDERS VOTE FOR THE PROPOSAL TO AMEND THE 2005 PLAN.
Report of the Audit Committee
     The following is the report of the Audit Committee with respect to Clinical Data’s audited financial statements for the year ended March 31, 2006.
     The purpose of the Audit Committee is to assist the Board in fulfilling its responsibility to oversee Clinical Data’s accounting and financial reporting, internal controls and audit functions. The Audit Committee Charter describes in greater detail the full responsibilities of the committee. The Audit Committee is comprised entirely of independent directors as defined by applicable Nasdaq Stock Market standards.

     Management is responsible for our internal controls and the financial reporting process. Our independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements in accordance with the standards established by the Public Company Accounting and Oversight Board (United States) and issuing a report thereon. The Committee’s responsibility is to monitor this process. The Audit Committee has reviewed and discussed the consolidated financial statements with management and Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, “Deloitte & Touche”), our independent registered public accounting firm.
     In the course of its oversight of Clinical Data’s financial reporting process, the Audit Committee of the Board of Directors has:
•	reviewed and discussed with management and Deloitte & Touche Clinical Data’s audited financial statements for the fiscal year ended March 31, 2006;

•	discussed with Deloitte & Touche the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees;

•	received the written disclosures and the letter from Deloitte & Touche required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees;

•	reviewed with management and Deloitte & Touche Clinical Data’s critical accounting policies;

•	discussed with management the quality and adequacy of Clinical Data’s internal controls;

•	discussed with Deloitte & Touche any relationships that may impact their objectivity and independence; and

•	considered whether the provision of non-audit services by Deloitte & Touche is compatible with maintaining independence.
     Based on the foregoing review and discussions, the Committee recommended to the Board of Directors that the audited financial statements be included in Clinical Data’s Annual Report on Form 10-K for the year ended March 31, 2006 for filing with the Securities and Exchange Commission.

By the Audit Committee,

Larry D. Horner, Chair
Arthur B. Malman
Joseph Klein, III

Audit Fees
     Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, “Deloitte & Touche”) an independent registered public accounting firm, audited our financial statements for the year ended March 31, 2006. The Board of Directors has appointed Deloitte & Touche to serve as our independent registered public accounting firm for the fiscal year ending March 31, 2007. Representatives of Deloitte & Touche are expected to attend the annual meeting to respond to appropriate questions, and will have the opportunity to make a statement if they desire.
     The aggregate fees for the audit and other services provided by Deloitte & Touche for the fiscal years 2006 and 2005 are as follows:

	2006	2005
Audit Fees (1)	$688,907	$271,104
Audit-Related Fees (2)	108,458	24,000
Tax Fees (3)	107,143	9,706

Total	$904,508	$304,810

(1)	Audit fees represent fees for professional services provided in connection with the audit of our financial statements and review of our quarterly financial statements and audit services provided in connection with other statutory or regulatory filings.

(2)	Audit-related fees represents payments for due diligence services provided in connection with certain business combinations.

(3)	Tax fees represent fees for services rendered to us for tax compliance services and related consultations.
     Our Audit Committee has adopted procedures requiring the pre-approval of all non-audit (including tax) services performed by the independent registered public accounting firm in order to assure that these services do not impair the auditor’s independence. These procedures generally approve the performance of specific services subject to a cost limit for all such services. This general approval is to be reviewed, and if necessary modified, at least annually. Management must obtain the specific prior approval of the Audit Committee for each engagement of the independent registered public accounting firm to perform other audit-related or other non-audit services. The Audit Committee does not delegate its responsibility to approve services performed by the independent registered public accounting firm to any member of management.
     The standard applied by the Audit Committee in determining whether to grant approval of any type of non-audit service, or of any specific engagement to perform a non-audit service, is whether the services to be performed, the compensation to be paid therefor and other related factors are consistent with the independent registered public accounting firm’s independence under guidelines of the Securities and Exchange Commission and applicable professional standards. Relevant considerations include whether the work product is likely to be subject to, or implicated in, audit procedures during the audit of our financial statements, whether the independent registered public accounting firm would be functioning in the role of management or in an advocacy role, whether the independent registered public accounting firm’s performance of the service would enhance our ability to manage or control risk or improve audit quality, whether such performance would increase efficiency because of the independent registered public accounting firm’s familiarity with our business, personnel, culture, systems, risk profile and other factors, and whether the amount of fees involved, or the non-audit services portion of the total fees payable to the independent registered public accounting firm in the period would tend to reduce the independent registered public accounting firm’s ability to exercise independent judgment in performing the audit.
     All of the non-audit services rendered by Deloitte & Touche with respect to the 2006 fiscal year were pre-approved by the Audit Committee in accordance with this policy.

PROPOSAL 3
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     The firm of Deloitte & Touche, an independent registered public accounting firm, has audited our financial statements for the each of the years ending March 31, 2006, 2005 and 2004. Our Audit Committee has appointed them to serve as our independent registered public accounting firm for the fiscal year ending March 31, 2007. Detailed disclosure of the audit and tax fees we paid to Deloitte & Touche in 2006 and 2005 may be found on page 24 of this proxy statement. Based on these disclosures and information in the Audit Committee Report on page 22 of this proxy statement, our audit committee is satisfied that our accountants are sufficiently independent of management to perform their duties properly. Although not legally required to do so, our Board considers it desirable to seek, and recommends, shareholder ratification of our selection of Deloitte & Touche as our independent registered public accounting firm for fiscal year 2007. If the stockholders fail to ratify our selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interest of Clinical Data and our stockholders.
     THE BOARD OF DIRECTORS RECOMMENDS THAT OUR STOCKHOLDERS VOTE FOR THE PROPOSAL TO RATIFY THE CHOICE OF DELOITTE & TOUCHE LLP AS CLINICAL DATA’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.
Other Matters
     The Board of Directors does not know of any business to come before the meeting other than the matters described in the notice. If other business is properly presented for consideration at the meeting, the enclosed proxy authorizes the persons named therein to vote the shares in their discretion.
Shareholder Recommendations for Director Nominations
     Any shareholder wishing to recommend a director candidate for consideration by the Nominating and Governance Committee should provide the following information to the Chair of the Nominating and Governance Committee, Clinical Data, Inc., One Gateway Center, Suite 702, Newton, Massachusetts 02458: (a) a brief statement outlining the reasons the nominee would be an effective director for Clinical Data; (b) (i) the name, age, and business and residence addresses of the candidate, (ii) the principal occupation or employment of the candidate for the past five years, as well as information about any other board of directors and board committee on which the candidate has served during that period, (iii) the number of shares of Clinical Data stock, if any, beneficially owned by the candidate and (iv) details of any business or other significant relationship the candidate has ever had with Clinical Data; and (c) (i) the shareholder’s name and record address and the name and address of the beneficial owner of Clinical Data shares, if any, on whose behalf the proposal is made and (ii) the number of shares of Clinical Data stock that the shareholder and any such other beneficial owner beneficially own. The Committee may seek further information from or about the shareholder making the recommendation, the candidate, or any such other beneficial owner, including information about all business and other relationships between the candidate and the shareholder and between the candidate and any such other beneficial owner.
Deadline for Stockholder Proposals and Director Nominations
     In order for a stockholder proposal to be considered for inclusion in our proxy materials for the 2007 annual meeting of stockholders, it must be received by us at our principal executive offices as is listed as our primary executive offices in our periodic reports under the Securities Exchange Act of 1934 no later than April 6, 2007.
     In addition, our bylaws require a stockholder who wishes to bring business before or propose director nominations at an annual meeting to give advance written notice to our Secretary no later than June 23, 2007 (assuming the 2006 annual meeting of stockholders is held on September 21, 2006).
Expenses of Solicitation
     We will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others of forwarding solicitation material to beneficial owners of common stock. In addition to the use of mails, proxies may be solicited by officers and any of our regular employees in person or by telephone, facsimile and e-mail. We may also hire a proxy solicitation company to assist us in the distribution of proxy materials and the solicitations of proxies.

Annex A
Clinical Data, Inc.
2005 Equity Incentive Plan
CLINICAL DATA, INC.
2005 EQUITY INCENTIVE PLAN
ARTICLE 1.
Background and Purpose of the Plan
          1.1. Background. This 2005 Equity Incentive Plan (the “Plan”) permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, and other equity-based awards.
          1.2. Purpose. The purposes of the Plan are (a) to attract and retain highly competent persons as Employees, Directors, and Consultants of the Company; (b) to provide additional incentives to such Employees, Directors, and Consultants; and (c) to promote the success of the business of the Company.
          1.3. 2002 Plan. The Clinical Data, Inc. 2002 Incentive and Stock Plan (the “Prior Plan”) shall remain in effect in accordance with its terms, and further option grants may be made under the Prior Plan after the Effective Date. The adoption of this Plan as of the Effective Date shall not affect the Prior Plan or the terms of any option granted under the Prior Plan either before or after the Effective Date.
          1.4. Eligibility. Service Providers who are Employees, Consultants determined by the Committee to be significantly responsible for the success and future growth and profitability of the Company, or Directors are eligible to be granted Awards under the Plan. However, Incentive Stock Options may be granted only to Employees.
          1.5. Definitions. Capitalized terms used in the Plan and not otherwise defined herein shall have the meanings assigned to such terms in the attached Appendix.
ARTICLE 2.
Share Limits
          2.1. Shares Subject to the Plan.
               (a) Share Reserve. Subject to adjustment under Section 2.3 of the Plan, two million (2,000,000) Shares shall be initially reserved for issuance pursuant to Awards made under the Plan. All of the available Shares may, but need not, be issued pursuant to the exercise of Incentive Stock Options. At all times the Company will reserve and keep available a sufficient number of Shares to satisfy the requirements of all outstanding Awards made under the Plan and all other outstanding but unvested Awards made under the Plan that are to be settled in Shares.
               (b) Shares Counted Against Limitation. If an Award is exercised, in whole or in part, by delivery or attestation of Shares under Section 5.4(b), or if the tax withholding obligation is satisfied by withholding Shares under Section 10.7(b), the number of Shares deemed to have been issued under the Plan (for purposes of the limitation set forth in this Section 2.1) shall be the number of Shares that were subject to the Award or portion thereof so exercised and not the net number of Shares actually issued upon such exercise.
               (c) Lapsed Awards. If an Award: (i) expires; (ii) is terminated, surrendered, or canceled without having been exercised in full; or (iii) is otherwise forfeited in whole or in part, then the unissued Shares that were subject to such Award and/or such surrendered, canceled, or forfeited Shares (as the case may be) shall become available for future grant or sale under the Plan (unless the Plan has terminated), subject however, in the case of Incentive Stock Options, to any limitations under the Code.

               (d) Limitation on Full-Value Awards. Not more than five hundred thousand (500,000) of the total number of Shares reserved for issuance under the Plan (as adjusted under Section 2.3) may be granted or sold as Awards of Restricted Stock, Restricted Stock Units, unrestricted grants of Shares, and other Awards (“full-value Awards”) whose intrinsic value is not solely dependent on appreciation in the price of Shares after the date of grant. Options and Stock Appreciation Rights shall not be subject to, and shall not count against, the limit described in the preceding sentence. If a full-value Award expires, is forfeited, or otherwise lapses as described in Section 2.1(c), the Shares that were subject to the Award shall be restored to the total number of Shares available for grant or sale as full-value Awards.
               (e) Substitute Awards. The Committee may grant Awards under the Plan in substitution for stock and stock based awards held by employees, directors, consultants or advisors of another company (an “Acquired Company”) in connection with a merger, consolidation or advisors of such Acquired Company with the Company or an Affiliate or the acquisition by the Company or an Affiliate of property or stock of the Acquired Company. The Committee may direct that the substitute Awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances. Any substitute Awards granted under the Plan shall not count against the share limitations set forth in Section 2.1(a) and 2.2.
          2.2. Individual Share Limit. In any Tax Year, no Service Provider shall be granted Awards with respect to more than five hundred thousand (500,000) Shares. The limit described in this Section 2.2 shall be construed and applied consistently with Section 162(m) of the Code, except that the limit shall apply to all Service Providers.
               (a) Awards not Settled in Shares. If an Award is to be settled in cash or any medium other than Shares, the number of Shares on which the Award is based shall count toward the individual share limit set forth in this Section 2.2.
               (b) Canceled Awards. Any Awards granted to a Participant that are canceled shall continue to count toward the individual share limit applicable to that Participant set forth in this Section 2.2.
          2.3. Adjustments.
               (a) In the event that there is any dividend or distribution payable in Shares, or any stock split, reverse stock split, combination or reclassification of Shares, or any other similar change in the number of outstanding Shares, then the maximum aggregate number of Shares available for Awards under Section 2.1 of the Plan, the maximum number of Shares issuable to a Service Provider under Section 2.2 of the Plan, and any other limitation under this Plan on the maximum number of Shares issuable to an individual or in the aggregate shall be proportionately adjusted (and rounded down to a whole number) by the Committee as it deems equitable in its discretion to prevent dilution or enlargement of the rights of the Participants. The Committee’s determination with respect to any such adjustments shall be conclusive.
               (b) In the event that there is any extraordinary dividend or other distribution in respect of the Shares, recapitalization, reclassification, merger, reorganization, consolidation, combination, sale of assets, split-up, exchange, spin-off or other extraordinary event, then the Committee shall make provision for a cash payment, for the substitution or exchange of any or all outstanding Awards or a combination of the foregoing, based upon the distribution or consideration payable to holders of the Shares in respect of such event or on such other terms as the Committee otherwise deems appropriate.
ARTICLE 3.
Administration of the Plan
          3.1. Administrator. The Plan shall be administered by the Committee.
          3.2. Powers of the Committee. Subject to the provisions of the Plan, Applicable Law, and the specific duties delegated by the Board to the Committee, the Committee shall have the authority in its discretion: (a) to determine the Fair Market Value; (b) to select the Service Providers to whom Awards may be granted hereunder and the types of Awards to be granted to each; (c) to determine the number of Shares to be covered by each Award granted hereunder; (d) to determine whether, to what extent, and under what circumstances an Award may be settled in cash, Shares, other securities, other Awards, or other property; (e) to approve forms of Award Agreements; (f) to determine, in a manner consistent with the terms of the Plan, the terms and conditions of any Award granted hereunder, based on such factors as the Committee, in its sole discretion, shall determine; (g) to construe and interpret the terms of the Plan and Award Agreements; (h) to correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award Agreement in the manner and to the extent it shall deem desirable to carry out the purposes of the Plan; (i) to prescribe, amend, and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established pursuant to Section 12.1 of the Plan; (j) to authorize withholding arrangements pursuant to Section 10.7(b) of the Plan; (k) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Committee; and (l) to make all other determinations and take all other action described in the Plan or as the Committee otherwise deems necessary or advisable for administering the Plan and effectuating its purposes.
          3.3. Compliance with Applicable Law. The Committee shall administer, construe, interpret, and exercise discretion under the Plan and each Award Agreement in a manner that is consistent and in compliance with a reasonable, good faith interpretation of all Applicable Laws, and that avoids (to the extent practicable) the classification of any Award as “deferred compensation” for purposes of Section 409A of the Code, as determined by the Committee.
          3.4. Effect of Committee’s Decision and Committee’s Liability. The Committee’s decisions, determinations and interpretations shall be final and binding on all Participants and any other holders of Awards. Neither the Committee nor any of its members shall be liable for any act, omission, interpretation, construction, or determination made in good faith in connection with the Plan or any Award Agreement.
          3.5. Delegation to Executive Officers. To the extent permitted by Applicable Law, the Board may delegate to one or more Executive Officers the powers: (a) to designate Service Providers who are not Executive Officers as eligible to participate in the Plan; and (b) to determine the amount and type of Awards that may be granted to Service Providers who are not Executive Officers.
          3.6. Awards may be Granted Separately or Together. In the Committee’s discretion, Awards may be granted alone, in addition to, or in tandem with any other Award or any award granted under another plan of the Company or an Affiliate. Awards granted in addition to or in tandem with other awards may be granted either at the same time or at different times.
ARTICLE 4.
Vesting and Performance Objectives
          4.1. General. The vesting schedule or Period of Restriction for any Award shall be specified in the Award Agreement. The criteria for vesting and for removing restrictions on any Award may include (i) performance of substantial services for the Company for a specified period; (ii) achievement of one or more Performance Objectives; or (iii) a combination of (i) and (ii), as determined by the Committee.
          4.2. Period of Absence from Providing Substantial Services. To the extent that vesting or removal of restrictions is contingent on performance of substantial services for a specified period, a leave of absence (whether paid or unpaid) shall not count toward the required period of service unless the Award Agreement provides otherwise.
          4.3. Performance Objectives.
               (a) Possible Performance Objectives. Any Performance Objective shall relate to the Service Provider’s performance for the Company (or an Affiliate) or the Company’s (or Affiliate’s) business activities or organizational goals, and shall be sufficiently specific that a third party having knowledge of the relevant facts could determine whether the Performance Objective is achieved. The Performance Objectives with respect to any Award may be one or more of the following General Financial and/or Operational Objectives, as established by the Committee in its sole discretion:
(i) General Financial Objectives:
•	Increasing the Company’s net sales

•	Achieving a target level of earnings (including gross earnings; earnings before certain deductions, such as interest, taxes, depreciation, or amortization; or earnings per Share)

•	Achieving a target level of income (including net income or income before consideration of certain factors, such as overhead) or a target level of gross profits for the Company, an Affiliate, or a business unit

•	Achieving a target return on the Company’s (or an Affiliate’s) capital, assets, or stockholders’ equity

•	Maintaining or achieving a target level of appreciation in the price of the Shares

•	Increasing the Company’s (or an Affiliate’s) market share to a specified target level

•	Achieving or maintaining a Share price that meets or exceeds the performance of specified stock market indices or other benchmarks over a specified period

•	Achieving a level of Share price, earnings, or income performance that meets or exceeds performance in comparable areas of peer companies over a specified period

•	Achieving specified reductions in costs

•	Achieving specified improvements in collection of outstanding accounts or specified reductions in non-performing debts
(ii) Operational Objectives:
•	Expanding one or more products into one or more new markets

•	Acquiring a prescribed number of new customers in a line of business

•	Achieving a prescribed level of productivity within a business unit

•	Completing specified projects within or below the applicable budget
               (b) Stockholder Approval of Performance Objectives. The list of possible Performance Objectives set forth in Section 4.3(a), above, and the other material terms of Awards of Restricted Stock or Restricted Stock Units that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code, shall be subject to reapproval by the Company’s stockholders at the first stockholder meeting that occurs in 2010. No Award of Restricted Stock or Restricted Stock Units that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code shall be made after that meeting unless stockholders have reapproved the list of Performance Objectives and other material terms of such Awards, or unless the vesting of the Award is made contingent on stockholder approval of the Performance Objectives and other material terms of such Awards.
               (c) Documentation of Performance Objectives. With respect to any Award, the Performance Objectives shall be set forth in writing no later than 90 days after commencement of the period to which the Performance Objective(s) relate(s) (or, if sooner, before 25% of such period has elapsed) and at a time when achievement of the Performance Objectives is substantially uncertain. Such writing shall also include the period for measuring achievement of the Performance Objectives, which shall be no greater than five consecutive years, as established by the Committee. Once established by the Committee, the Performance Objective(s) may not be changed to accelerate the settlement of an Award or to accelerate the lapse or removal of restrictions on Restricted Stock that otherwise would be due upon the attainment of the Performance Objective(s).
               (d) Committee Certification. Prior to settlement of any Award that is contingent on achievement of one or more Performance Objectives, the Committee shall certify in writing that the applicable Performance Objective(s) and any other material terms of the Award were in fact satisfied. For purposes of this Section 4.3(d), approved minutes of the Committee shall be adequate written certification.
               (e) Negative Discretion. The Committee may reduce, but may not increase, the number of Shares deliverable or the amount payable under any Award after the applicable Performance Objectives are satisfied.
ARTICLE 5.
Stock Options
          5.1. Terms of Option. Subject to the provisions of the Plan, the type of Option, term, exercise price, vesting schedule, and other conditions and limitations applicable to each Option shall be as determined by the Committee and shall be stated in the Award Agreement.

          5.2. Type of Option.
               (a) Each Option shall be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option.
               (b) Neither the Company nor the Committee shall have liability to a Participant or any other party if an Option (or any part thereof) which is intended to be an Incentive Stock Option does not qualify as an Incentive Stock Option. In addition, the Committee may make an adjustment or substitution described in Section 2.3 of the Plan that causes the Option to cease to qualify as an Incentive Stock Option without the consent of the affected Participant or any other party.
          5.3. Limitations.
               (a) Maximum Term. No Option shall have a term in excess of 10 years measured from the date the Option is granted. In the case of any Incentive Stock Option granted to a 10% Stockholder (as defined in Section 5.3(e), below), the term of such Incentive Stock Option shall not exceed five years measured from the date the Option is granted.
               (b) Minimum Exercise Price. Subject to Section 2.3(b) of the Plan, the exercise price per share of an Option shall not be less than 100% of the Fair Market Value per Share on the date the Option is granted. In the case of any Incentive Stock Option granted to a 10% Stockholder (as defined in Section 5.3(e), below), subject to Section 2.3(b) of the Plan, the exercise price per share of such Incentive Stock Option shall not be less than 110% of the Fair Market Value per Share on the date the Option is granted.
               (c) Repricing Prohibited. Except as provided in Section 2.3, the Committee shall not amend any outstanding Option to reduce its exercise price, and shall not grant an Option with a lower exercise price within six months before or after an Option with a higher exercise price is canceled.
               (d) $100,000 Limit for Incentive Stock Options. Notwithstanding an Option’s designation, to the extent that Incentive Stock Options are exercisable for the first time by the Participant during any calendar year with respect to Shares whose aggregate Fair Market Value exceeds $100,000 (regardless of whether such Incentive Stock Options were granted under this Plan, the 2002 Plan, or any other plan of the Company or any Affiliate), such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 5.3(d), Fair Market Value shall be measured as of the date the Option was granted and Incentive Stock Options shall be taken into account in the order in which they were granted.
               (e) 10% Stockholder. For purposes of this Section 5.3, a “10% Stockholder” is an individual who, immediately before the date an Award is granted, owns (or is treated as owning) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or an Affiliate), determined under Section 424(d) of the Code.
          5.4. Form of Consideration. The Committee shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Committee shall determine the acceptable form of consideration at the time of grant. To the extent approved by the Committee, the consideration for exercise of an Option may be paid in any one, or any combination, of the forms of consideration set forth in subsections (a), (b), and (c), below.
               (a) Cash Equivalent. Consideration may be paid by cash, check, or other cash equivalent approved by the Committee.
               (b) Tender or Attestation of Shares. Consideration may be paid by the tendering of other Shares to the Company or the attestation to the ownership of the Shares that otherwise would be tendered to the Company in exchange for the Company’s reducing the number of Shares issuable upon the exercise of the Option. Shares tendered or attested to in exchange for Shares issued under the plan must be held by the Service Provider for at least six months prior to their tender or their attestation to the Company and may not be shares of Restricted Stock at the time they are tendered or attested to. The Committee shall determine acceptable methods for tendering or attesting to Shares to exercise an Option under the Plan and may impose such limitations and prohibitions on the use of Shares to exercise Options as it deems appropriate. For purposes of determining the amount of the Option price satisfied by tendering or attesting to Shares, such Shares shall be valued at their Fair Market Value on the date of tender or attestation, as applicable.

               (c) Other Methods. Consideration may be paid using such other methods of payment as the Committee, at its discretion, deems appropriate from time to time.
          5.5. Exercise of Option.
               (a) Procedure for Exercise. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as set forth in the Award Agreement. An Option shall be deemed exercised when the Committee receives: (i) written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Option and (ii) full payment for the Shares (in a form permitted under Section 5.4 of the Plan) with respect to which the Option is exercised.
               (b) Termination of Relationship as a Service Provider. Following a Participant’s Termination of Service, the Participant (or the Participant’s Beneficiary, in the case of Termination of Service due to death) may exercise his or her Option within such period of time as is specified in the Award Agreement, subject to the following conditions:
                    (i) An Option may be exercised after the Participant’s Termination of Service only to the extent that the Option was vested as of the Termination of Service;
                    (ii) An Option may not be exercised after the expiration of the term of such Option as set forth in the Award Agreement;
                    (iii) Unless a Participant’s Termination of Service is the result of the Participant’s Disability, the Participant may not exercise an Incentive Stock Option more than three months after such Termination of Service;
                    (iv) If a Participant’s Termination of Service is the result of the Participant’s Disability, the Participant may exercise an Incentive Stock Option up to 12 months after Termination of Service; and
                    (v) After the Participant’s death, his Beneficiary may exercise an Incentive Stock Option only to the extent that that the deceased Participant was entitled to exercise such Incentive Stock Option as of the date of his death.
In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for three months after the Participant’s Termination of Service for any reason other than Disability or death, and for 12 months after the Participant’s Termination of Service on account of Disability or death.
               (c) Rights as a Stockholder. Shares subject to an Option shall be deemed issued, and the Participant shall be deemed the record holder of such Shares, on the Option exercise date. Until such Option exercise date, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares subject to the Option. In the event that the Company effects a split of the Shares by means of a stock dividend and the exercise price of, and number of shares subject to, an Option are adjusted as of the date of distribution of the dividend (rather than as of the record date for such dividend), then a Participant who exercises such Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the Shares subject to the Option. No other adjustment shall be made for a dividend or other right for which the record date is prior to the date the Shares are issued.
          5.6. Repurchase Rights. The Committee shall have the discretion to grant Options which are exercisable for unvested Shares. If the Participant ceases to be a Service Provider while holding such unvested Shares, the Company shall have the right to repurchase any or all of those unvested Shares at a price per share equal to the lower of (i) the exercise price paid per Share, or (ii) the Fair Market Value per Share at the time of repurchase. The terms upon which such repurchase right shall be exercisable by the Committee (including the period and procedure for exercise and the appropriate vesting schedule for the purchased Shares) shall be established by the Committee and set forth in the document evidencing such repurchase right.
ARTICLE 6.
Stock Appreciation Rights
          6.1. Terms of Stock Appreciation Right. The term, base amount, vesting schedule, and other conditions and limitations applicable to each Stock Appreciation Right, except the medium of settlement, shall be as determined by the Committee and shall be stated in the Award Agreement. All Awards of Stock Appreciation Rights shall be settled in Shares issuable upon the exercise of the Stock Appreciation Right.

          6.2. Exercise of Stock Appreciation Right.
               (a) Procedure for Exercise. Any Stock Appreciation Right granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as set forth in the Award Agreement. A Stock Appreciation Right shall be deemed exercised when the Committee receives written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Stock Appreciation Right.
               (b) Termination of Relationship as a Service Provider. Following a Participant’s Termination of Service, the Participant (or the Participant’s Beneficiary, in the case of Termination of Service due to death) may exercise his or her Stock Appreciation Right within such period of time as is specified in the Award Agreement to the extent that the Stock Appreciation right is vested as of the Termination of Service. In the absence of a specified time in the Award Agreement, the Stock Appreciation Right shall remain exercisable for three months following the Participant’s Termination of Service for any reason other than Disability or death, and for 12 months after the Participant’s Termination of Service on account of Disability or death.
               (c) Rights as a Stockholder. Shares subject to a Stock Appreciation Right shall be deemed issued, and the Participant shall be deemed the record holder of such Shares, on the date the Stock Appreciation Right is exercised. Until such date, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares subject to the Stock Appreciation Right. If the Company effects a split of the Shares by means of a stock dividend and the exercise price of, and number of shares subject to, a Stock Appreciation Right are adjusted as of the date of distribution of the dividend (rather than as of the record date for such dividend), then a Participant who exercises such Stock Appreciation Right between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the Shares subject to the Stock Appreciation Right. No other adjustment shall be made for a dividend or other right for which the record date is prior to the date the Shares are issued.
ARTICLE 7.
Restricted Stock
          7.1. Terms of Restricted Stock. Subject to the provisions of the Plan, the Period of Restriction, the number of Shares granted, and other conditions and limitations applicable to each Award of Restricted Stock shall be as determined by the Committee and shall be stated in the Award Agreement. Unless the Committee determines otherwise, Shares of Restricted Stock shall be held by the Company as escrow agent until the restrictions on such Shares have lapsed.
          7.2. Transferability. Except as provided in this Article 7, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.
          7.3. Other Restrictions. The Committee, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.
          7.4. Removal of Restrictions. Except as otherwise provided in this Article 7, and subject to Section 10.5 of the Plan, Shares of Restricted Stock covered by an Award of Restricted Stock made under the Plan shall be released from escrow, and shall become fully transferable, as soon as practicable after the Period of Restriction ends, and in any event no later than 2 1/2 months after the end of the Tax Year in which the Period of Restriction ends.
          7.5. Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless otherwise provided in the Award Agreement.
          7.6. Dividends and Other Distributions. During the Period of Restriction, Service Providers holding Shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement.
               (a) If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions (and shall therefore be forfeitable to the same extent) as the Shares of Restricted Stock with respect to which they were paid.

               (b) If any such dividends or distributions are paid in cash, the Award Agreement may specify that the cash payments shall be subject to the same restrictions as the related Restricted Stock, in which case they shall be accumulated during the Period of Restriction and paid or forfeited when the related Shares of Restricted Stock vest or are forfeited. Alternatively, the Award Agreement may specify that the dividend equivalents or other payments shall be unrestricted, in which case they shall be paid as soon as practicable after the dividend or distribution date. In no event shall any cash dividend or distribution be paid later than 2 1/2 months after the Tax Year in which the dividend or distribution becomes nonforfeitable.
          7.7. Right of Repurchase of Restricted Stock. If, with respect to any Award, (a) a Participant’s Termination of Service occurs before the end of the Period of Restriction or (b) any Performance Objectives are not achieved by the end of the period for measuring such Performance Objectives, then the Company shall have the right to repurchase forfeitable Shares of Restricted Stock from the Participant at their original issuance price or other stated or formula price (or to require forfeiture of such Shares if issued at no cost).
ARTICLE 8.
Restricted Stock Units
          8.1. Terms of Restricted Stock Units. Subject to the provisions of the Plan, the Period of Restriction, number of underlying Shares, and other conditions and limitations applicable to each Award of Restricted Stock Units shall be as determined by the Committee and shall be stated in the Award Agreement.
          8.2. Settlement of Restricted Stock Units. Subject to Section 10.5 of the Plan, the number of Shares specified in the Award Agreement, or cash equal to the Fair Market Value of the underlying Shares specified in the Award Agreement, shall be delivered to the Participant as soon as practicable after the end of the applicable Period of Restriction, and in any event no later than 2 1/2 months after the end of the Tax Year in which the Period of Restriction ends.
          8.3. Dividend and Other Distribution Equivalents. The Committee is authorized to grant to holders of Restricted Stock Units the right to receive payments equivalent to dividends or other distributions with respect to Shares underlying Awards of Restricted Stock Units. The Award Agreement may specify that the dividend equivalents or other distributions shall be subject to the same restrictions as the related Restricted Stock Units, in which case they shall be accumulated during the Period of Restriction and paid or forfeited when the related Restricted Stock Units are paid or forfeited. Alternatively, the Award Agreement may specify that the dividend equivalents or other distributions shall be unrestricted, in which case they shall be paid on the dividend or distribution payment date for the underlying Shares, or as soon as practicable thereafter. In no event shall any unrestricted dividend equivalent or other distribution be paid later than 2 1/2 months after the Tax Year in which the record date for the dividend or distribution occurs.
          8.4. Forfeiture. If, with respect to any Award, (a) a Participant’s Termination of Service occurs before the end of the Period of Restriction, or (b) any Performance Objectives are not achieved by the end of the period for measuring such Performance Objectives, then the Restricted Stock Units granted pursuant to such Award shall be forfeited and the Company (and any Affiliate) shall have no further obligation thereunder.
ARTICLE 9.
Other Equity-Based Awards
          9.1. Other Equity-Based Awards. The Committee shall have the right to grant other Awards based upon or payable in Shares having such terms and conditions as the Committee may determine, including the grant of Shares upon the achievement of a Performance Objective and the grant of securities convertible into Shares.
ARTICLE 10.
Additional Terms of Awards
          10.1. No Rights to Awards. No Service Provider shall have any claim to be granted any Award under the Plan, and the Company is not obligated to extend uniform treatment to Participants or Beneficiaries under the Plan. The terms and conditions of Awards need not be the same with respect to each Participant.
          10.2. No Effect on Employment or Service. Neither the Plan nor any Award shall confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company; nor shall they interfere in any way with the Participant’s right or the Company’s right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws and any enforceable agreement between the Service Provider and the Company.
          10.3. No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.
          10.4. Transferability of Awards. Unless otherwise determined by the Committee, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. Subject to the approval of the Committee in its sole discretion, Nonstatutory Stock Options may be transferable to members of the immediate family of the Participant and to one or more trusts for the benefit of such family members, partnerships in which such family members are the only partners, or corporations in which such family members are the only stockholders. “Members of the immediate family” means the Participant’s spouse, children, stepchildren, grandchildren, parents, grandparents, siblings (including half brothers and sisters), and individuals who are family members by adoption. To the extent that any Award is transferable, such Award shall contain such additional terms and conditions as the Committee deems appropriate.
          10.5. Conditions On Delivery of Shares and Lapsing of Restrictions. The Company shall not be obligated to deliver any Shares pursuant to the Plan or to remove restrictions from Shares previously delivered under the Plan until (a) all conditions of the Award have been met or removed to the satisfaction of the Committee, (b) subject to approval of the Company’s counsel, all other legal matters (including any Applicable Laws) in connection with the issuance and delivery of such Shares have been satisfied, and (c) the Participant has executed and delivered to the Company such representations or agreements as the Committee may consider appropriate to satisfy the requirements of Applicable Laws.
          10.6. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.
          10.7. Withholding.
               (a) Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to the grant, exercise, vesting, or settlement of an Award, the Company shall have the power and the right to deduct or withhold, or to require a Participant or Beneficiary to remit to the Company, an amount sufficient to satisfy any federal, state, and local taxes (including the Participant’s FICA obligation) that the Company determines is required to be withheld to comply with Applicable Laws. The Participant or Beneficiary shall remain responsible at all times for paying any federal, state, and local income or employment tax due with respect to any Award, and the Company shall not be liable for any interest or penalty that a Participant or Beneficiary incurs by failing to make timely payments of tax.
               (b) Withholding Arrangements. The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant or Beneficiary to satisfy such tax withholding obligation, in whole or in part, by (i) electing to have the Company withhold otherwise deliverable Shares, or (ii) delivering to the Company already-owned Shares having a Fair Market Value equal to the amount required by Applicable Law to be withheld. The Fair Market Value of the Shares to be withheld or delivered, or with respect to which restrictions are removed, shall be determined as of the date that the taxes are required to be withheld.
          10.8. Other Provisions in Award Agreements. In addition to the provisions described in the Plan, any Award Agreement may include such other provisions (whether or not applicable to the Award of any other Participant) as the Committee determines appropriate, including restrictions on resale or other disposition, provisions for the acceleration of exercisability of Options and Stock Appreciation Rights in the event of a change in control of the Company, provisions for the cancellation of Awards in the event of a change in control of the Company, and provisions to comply with Applicable Laws.
          10.9. Section 16 of the Exchange Act. It is the intent of the Company that Awards and transactions permitted by Awards be interpreted in a manner that, in the case of Participants who are or may be subject to Section

16 of the Exchange Act, qualify, to the maximum extent compatible with the express terms of the Awards, for exemption from matching liability under Rule 16b-3 promulgated under the Exchange Act. The Company shall have no liability to any Participant or other person for Section 16 consequences of Awards or events in connection with Awards if an Award or related event does not so qualify.
          10.10. Not Benefit Plan Compensation. Payments and other benefits received by a Participant under an Award made pursuant to the Plan shall not be deemed a part of a Participant’s compensation for purposes of determining the Participant’s benefits under any other employee benefit plans or arrangements provided by the Company or an Affiliate, except where the Committee expressly provides otherwise in writing.
ARTICLE 11.
Term, Amendment, and Termination of Plan
          11.1. Term of Plan. The Plan shall become effective on the Effective Date.
          11.2. Termination of the Plan. The Plan shall terminate upon the earliest to occur of (i) July 27, 2015; (ii) the date that is 10 years after the Plan is approved by the Company’s stockholders; (iii) the date on which all Shares available for issuance under the Plan have been issued as fully vested Shares; or (iv) the date determined by the Board pursuant to its authority under Section 11.3 of the Plan.
          11.3. Amendment of the Plan. The Board or the Committee may at any time amend, alter, suspend, or terminate the Plan, without the consent of the Participants or Beneficiaries. The Company shall obtain stockholder approval of any Plan amendment to the extent necessary to comply with Applicable Laws.
          11.4. Effect of Amendment or Termination. Except as provided in Section 11.5 of the Plan, no amendment, alteration, suspension, or termination of the Plan shall impair the rights of any Participant or Beneficiary under an outstanding Award, unless required to comply with an Applicable Law or mutually agreed otherwise between the Participant and the Committee; any such agreement must be in writing and signed by the Participant and the Company. Termination of the Plan shall not affect the Committee’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.
          11.5. Adjustments of Awards Upon the Occurrence of Unusual or Nonrecurring Events. The Committee may, in its sole discretion (but subject to the limitations and conditions expressly stated in the Plan, such as the limitations on adjustment of Performance Objectives), adjust the terms and conditions of Awards during the pendency or in recognition of (a) unusual or nonrecurring events affecting the Company or an Affiliate (such as a capital adjustment, reorganization, or merger) or the financial statements of the Company or an Affiliate, or (b) any changes in Applicable Laws or accounting principles. By way of example, the power to adjust Awards shall include the power to suspend the exercise of any Option or Stock Appreciation Right.
ARTICLE 12.
Miscellaneous
          12.1. Authorization of Sub-Plans. The Committee may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable blue sky, securities, and/or tax laws of various jurisdictions. The Committee shall establish such sub-plans by adopting supplements to this Plan containing (i) such limitations as the Committee deems necessary or desirable, and (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Committee shall deem necessary or desirable. All sub-plans adopted by the Committee shall be deemed to be part of the Plan, but each sub-plan shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any sub-plans to Participants in any jurisdiction which is not the subject of such sub-plan.
          12.2. Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.
          12.3. Committee Manner of Action. Unless otherwise provided in the bylaws of the Company or the charter of the Committee: (a) a majority of the members of a Committee shall constitute a quorum, and (b) the vote of a majority of the members present who are qualified to act on a question assuming the presence of a quorum or the unanimous written consent of the members of the Committee shall constitute action by the Committee. The

Committee may delegate the performance of ministerial functions in connection with the Plan to such person or persons as the Committee may select.
          12.4. Expenses. The costs of administering the Plan shall be paid by the Company.
          12.5. Severability. If any provision of the Plan or any Award Agreement is determined by a court of competent jurisdiction to be invalid, illegal, or unenforceable in any jurisdiction, or as to any person or Award, such provision shall be construed or deemed to be amended to resolve the applicable infirmity, unless the Committee determines that it cannot be so construed or deemed amended without materially altering the Plan or the Award, in which case such provision shall be stricken as to such jurisdiction, person, or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.
          12.6. Construction. Unless the contrary is clearly indicated by the context, (1) the use of the masculine gender shall also include within its meaning the feminine and vice versa; (2) the use of the singular shall also include within its meaning the plural and vice versa; and (3) the word “include” shall mean to include, but not to be limited to.
          12.7. No Trust or Fund Created. Neither the Plan nor any Award Agreement shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company (or an Affiliate) and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company (or an Affiliate) pursuant to an Award, such right shall be no more secure than the right of any unsecured general creditor of the Company (or the Affiliate, as applicable).
          12.8. Headings. Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.
          12.9. Complete Statement of Plan. This document is a complete statement of the Plan.

APPENDIX
As used in the Plan, the following terms shall have the following meanings:
          (a) “Affiliate” means an entity in which the Company has a direct or indirect equity interest, whether now or hereafter existing; provided however, that with respect to an Incentive Stock Option, an Affiliate means a “parent corporation” (as defined in Section 424(e) of the Code) or a “subsidiary corporation” (as defined in Section 424(f) of the Code) with respect to the Company, whether now or hereafter existing.
          (b) “Applicable Laws” means the requirements relating to, connected with, or otherwise implicated by the administration of long-term incentive plans under applicable state corporation laws, United States federal and state securities laws, the Code, any stock exchange or quotation system on which the Shares are listed or quoted, and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.
          (c) “Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, or other equity-based awards.
          (d) “Award Agreement” means a written agreement setting forth the terms and provisions applicable to an Award granted under the Plan. Each Award Agreement shall be subject to the terms and conditions of the Plan.
          (e) “Beneficiary” means the personal representative of the Participant’s estate or the person(s) to whom an Award is transferred pursuant to the Participant’s will or in accordance with the laws of descent or distribution.
          (f) “Board” means the board of directors of the Company.
          (g) “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein shall be a reference to any regulations or other guidance of general applicability promulgated under such section, and shall further be a reference to any successor or amended section of such section of the Code that is so referred to and any regulations thereunder.
          (h) “Committee” means the Compensation Committee of the Board, which has been constituted by the Board to comply with the requirements of Rule 16b-3 promulgated under the Exchange Act, Section 162(m) of the Code, and/or other Applicable Laws.
          (i) “Company” means Clinical Data, Inc., a Delaware corporation, or any successor thereto.
          (j) “Consultant” means any natural person, including an advisor, engaged by the Company or an Affiliate to render services to such entity.
          (k) “Director” means a member of the Board.
          (l) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.
          (m) “Effective Date” means July 27, 2005; provided that the Plan and any Awards granted hereunder shall be null and void if the Plan is not approved by the Company’s stockholders before any compensation under the Plan is paid.
          (n) “Employee” means any person who is an employee, as defined in Section 3401(c) of the Code, of the Company or any Affiliate or any other entity the employees of which are permitted to receive Incentive Stock Options under the Code. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.
          (o) “Exchange Act” means the Securities Exchange Act of 1934, as amended.
          (p) “Executive Officer” means an individual who is an “executive officer” of the Company (as defined by Rule 3b-7 under the Exchange Act) or a “covered employee” under Section 162(m) of the Code.
          (q) “Fair Market Value” means, with respect to Shares as of any date the closing sale price per share of such Shares (or the closing bid, if no sales were reported) as reported in The Wall Street Journal (Northeast edition) or, if not reported therein, such other source as the Committee deems reliable.

          (r) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.
          (s) “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.
          (t) “Option” means an option to purchase Shares that is granted pursuant to Article 5 of the Plan. An Option may be an Incentive Stock Option or a Nonstatutory Stock Option.
          (u) “Participant” means the holder of an outstanding Award granted under the Plan.
          (v) “Performance Objective” means a performance objective or goal that must be achieved before an Award, or a feature of an Award, becomes nonforfeitable, as described in Section 4.3 of the Plan.
          (w) “Period of Restriction” means the period during which Restricted Stock, the remuneration underlying Restricted Stock Units, or any other feature of an Award is subject to a substantial risk of forfeiture. A Period of Restriction shall be deemed to end when the applicable Award ceases to be subject to a substantial risk of forfeiture.
          (x) “Restricted Stock” means Shares that, during a Period of Restriction, are subject to restrictions as described in Article 7 of the Plan.
          (y) “Restricted Stock Unit” means an Award that entitles the recipient to receive Shares or cash after a Period of Restriction, as described in Article 8 of the Plan.
          (z) “Service Provider” means an Employee, Director, or Consultant.
          (aa) “Share” means a share of the Company’s common stock.
          (bb) “Stock Appreciation Right” means an Award that entitles the recipient to receive, upon exercise, the excess of (i) the Fair Market Value of a Share on the date the Award is exercised, over (ii) a base amount specified by the Committee which shall not be less than the Fair Market Value of a Share on the date the Award is granted, as described in Article 6 of the Plan
          (cc) “Tax Year” means the Company’s taxable year. If an Award is granted by an Affiliate, such Affiliate’s taxable year shall apply instead of the Company’s taxable year.
          (dd) “Termination of Service” means the date an individual ceases to be a Service Provider. Unless the Committee or a Company policy provides otherwise, a leave of absence authorized by the Company or the Committee (including sick leave or military leave) from which return to service is not guaranteed by statute or contract shall be characterized as a Termination of Service if the individual does not return to service within three months; such Termination of Service shall be effective as of the first day that is more than three months after the beginning of the period of leave. If the ability to return to service upon the expiration of such leave is guaranteed by statute or contract, but the individual does not return, the leave shall be characterized as a Termination of Service as of a date established by the Committee or Company policy. For purposes of the Plan and any Award hereunder, if an entity ceases to be an Affiliate, Termination of Service shall be deemed to have occurred with respect to each Participant in respect of such Affiliate who does not continue as a Service Provider in respect of the Company or another Affiliate after such giving effect to such Affiliate’s change in status.

ANNUAL MEETING OF STOCKHOLDERS OF
CLINICAL DATA, INC.
September 21, 2006
Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.
” Please detach along perforated line and mail in the envelope provided. ”

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS
AND “FOR” PROPOSALS 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR
VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☑

						FOR	AGAINST	ABSTAIN
1.	To elect six directors to serve for one-year terms.			2.	To amend Clinical Data’s 2005 Equity Incentive Plan (the “Plan”) by (a) increasing the aggregate number of shares issuable pursuant to the Plan from 1,000,000 shares to 2,000,000 shares, and (b) increasing the maximum number of shares that may be granted pursuant to awards under the Plan to any participant in any tax year from 150,000 shares to 500,000 shares.	☐	☐	☐
NOMINEES:
☐	FOR ALL NOMINEES	O	Randal J. Kirk	3.	To ratify the appointment of Deloitte & Touche, LLP as Clinical Data's independent registered public accounting firm for the 2007 fiscal year.	☐	☐	☐
		O	Andrew J. Fromkin
		O	Larry D. Horner
		O	Arthur B. Malman
		O	Kevin L. Rakin
☐	WITHHOLD AUTHORITY	O	Burton E. Sobel, M.D.
FOR ALL NOMINEES

☐	FOR ALL EXCEPT
(See instructions below)

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ˜

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

CLINICAL DATA, INC.
2006 ANNUAL MEETING OF STOCKHOLDERS
THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned stockholder of Clinical Data, Inc. hereby appoints Andrew J. Fromkin, Caesar J. Belbel and John M. Hession, or any of them, with full power of substitution in each, as proxies to cast all votes which the undersigned stockholder is entitled to cast at the annual meeting of stockholders (the “2006 Annual Meeting”) to be held at 10:00 a.m., local time, on Monday, September 21, 2006, at the offices of McDermott Will & Emery LLP, 28 State Street, Boston, Massachusetts 02109, and at any adjournments of the meeting, upon the following matters. The undersigned stockholder hereby revokes any proxy or proxies heretofore given.
This proxy will be voted as directed by the undersigned stockholder. Unless contrary direction is given, this proxy will be voted FOR the election of the nominees listed in Proposal 1, FOR the amendments to the 2005 Equity Incentive Plan as described in Proposal 2, and FOR the ratification of the appointment of Clinical Data’s independent registered public accounting firm as described in Proposal 3, and in accordance with the determination of a majority of the Board of Directors as to any other matters. The undersigned stockholder may revoke this proxy at any time before it is voted by delivering either a written notice of revocation of the proxy or a duly executed proxy bearing a later date to the Secretary, or by attending the 2006 Annual Meeting and voting in person. The undersigned stockholder hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement for the 2006 Annual Meeting.
If you receive more than one proxy card, please sign and return all cards in the accompanying envelope.
(CONTINUED AND TO BE DATED AND SIGNED ON REVERSE SIDE.)